                                                                   Exhibit 10.4

                                   GRAN PARK
                                       AT
                                   SOUTH PARK



                             OFFICE BUILDING LEASE


                                 By and Between


                            GRAN CENTRAL CORPORATION
                             a Florida corporation
                                  as Landlord,


                                      and


                         TRITON NETWORK SYSTEMS, INC.,
                             a Delaware corporation
                                   as Tenant

                               Table or Contents

                                                                           Page

1.       Premises .......................................................... 1
2.       Term .............................................................. 2
3.       Delivery of Possession of Premises ................................ 3
4.       Rental ............................................................ 3
5.       Security Deposit .................................................. 8
6.       Use of Premises ................................................... 8
7.       Compliance With Laws .............................................. 9
8.       Services to Tenant ................................................10
9.       Liability of Landlord .............................................10
10.      Improvements, Repairs by Landlord .................................11
11.      Landlord's Right to Enter Promises ................................11
12.      Repairs by Tenant .................................................12
13.      Alterations .......................................................12
14.      Liens .............................................................12
15.      Assignment and Subletting .........................................13
16.      Eminent Domain ....................................................14
17.      Destruction or Damage to Premises .................................14
18.      Indemnification ...................................................15
19.      Insurance .........................................................15
20.      Damage or Theft of Personal Property ..............................17
21.      Hazardous Materials ...............................................17
22.      Landlord's Lien ...................................................20
23.      Relocation ........................................................21
24.      Subordination and Attornment ......................................21
25.      Estoppel Certificate ..............................................21
26.      Default ...........................................................21
27.      Remedies ..........................................................22
28.      Effect of Termination of Lease ....................................24
29.      Attorneys' Fees ...................................................24
30.      Quiet Enjoyment ...................................................24
31.      Surrender of Premises .............................................25
32.      Holding Over ......................................................25
33.      Removal of Fixtures ...............................................25
34.      Notices ...........................................................25
35.      Agency Disclosure .................................................26
36.      Exculpation of Landlord ...........................................26
37.      Parking ...........................................................26
38.      Signage ...........................................................27
39.      Force Majeure


                                                                           Page

40.      Authority .........................................................27
41.      Definitions .......................................................28
42.      Rules and Regulations .............................................28
43.      Personal Guaranty .................................................28
44.      Entire Agreement ..................................................28
45.      Radon Gas .........................................................28
46.      Roof Equipment ....................................................29

Exhibit A - Floor Plan of Premises
Exhibit B - Description of Property on Which the Project is Situated
Exhibit C - Work Letter
Exhibit D - Rules and Regulations
Exhibit E - Option to Renew


                             OFFICE BUILDING LEASE

         THIS LEASE, made this 26th day of March, 1998 (the "Effective Date"), is entered into by and between GRAN CENTRAL CORPORATION, a Florida corporation ("Landlord"), and TRITON NETWORK SYSTEMS, INC., a Delaware corporation ("Tenant").

         FOR AND IN CONSIDERATION of the mutual covenants and conditions contained herein, the parties hereto do hereby agree as follows:

                                  1. PREMISES

         Tenant hereby leases from Landlord approximately 37,104 square feet of "Rentable Area," as hereinafter defined, as outlined by the floor Plan attached hereto as Exhibit "A" and incorporated herein by this reference, commonly known as Suite 400 (the "Premises") in the Building to be constructed by Landlord (the "Building"), situated on certain real property located at 8529 SouthPark Circle, Ste. 400, Orlando, Florida 32819 (the "Property"), which is more fully and particularly described on Exhibit "B" attached hereto and incorporated herein by reference (the Building and the Property are collectively referred to herein as the "Project"). This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant's interest in the Premises is not subject to levy and sale and not assignable by Tenant except by Landlord's consent. In addition to the interest in the Premises demised to Tenant under this Lease, Landlord hereby grants Tenant a nonexclusive license for so long as this Lease is in full force and effect to use the "Common Areas," as hereinafter defined, of the project in common with others entitled to use the Common Areas, including Landlord and other tenants of the Project and their respective employees and invitees and other persons authorized by Landlord, subject to the terms and conditions of this Lease, including any and all rules and regulations promulgated by Landlord in accordance with the terms of this Lease. As used herein, the term "Common Areas" means all areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant, Landlord and all other tenants of the Project and their respective employees, invitees, licensees, or other visitors, and may include without limitation the hallways, entryways, stairs, elevators, driveways, loading areas and restroom facilities of the Building, and the walkways, parking and landscaped areas of the Project. Landlord may from time to time change the size, use, shape, configuration or nature of any portion of the Common Areas, so long as such change does not deprive Tenant of the substantial benefit and enjoyment of the Premises. Neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the Project, the physical condition of the Building, the land upon which it is erected, or the Premises, or any matter or thing affecting or related to the Premises except as expressly set forth in this Lease.

         The "Rentable Area" of the Premises shall mean the gross area within the inside surface of the outer glass of the exterior walls, to the mid-point of any walls separating portions of the Premises from those of adjacent tenants, and to the finished side of Common Area walls separating the Premises, subject to the following: (a) Rentable Area shall not include any "Service Areas", meaning those areas within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but Rentable Area shall include any such areas which are for the exclusive use of a particular tenant); and (b) Rentable Area shall include Tenant's pro rata share of the Common Areas within the Building, based upon the ratio of the Rentable Area within the Premises to the total Rentable Area within the Building, both determined without regard to the Common Areas. The Rentable Area in the Building is 145,249 square feet. The estimates of Rentable Area set forth above with respect to the Premises and the Building, respectively, may be revised, at Landlord's election, if Landlord's architect determines such estimate to be inaccurate after the examination of the final drawings of the Premises and the Building. If it is determined that the Rentable Area of the Building or the Premises is different from that set forth above, then the Rentable Area of the Building or the Premises, as applicable, shall be adjusted upward or downward accordingly. If such remeasurement shall not be undertaken on or before the "Commencement Date", as herein defined, then the Rentable Area calculations set forth above shall be conclusivly binding upon Landlord and Tenant, and neither Landlord nor Tenant shall have any further right to remeasure the Premises or the Building after such date.

                                    2. TERM

         The term of this Lease (the "Term") shall commence on the "Commencement Date" as defined below, and shall expire on the "Expiration Date," as defined below. The Term is scheduled to commence July 1, 1998 (the "Scheduled Commencement Date"), and expire at 11:59 p.m. on June 30, 2003 (the "Expiration Date"), unless adjusted as provided below. Tenant shall have an option to renew this Lease as set forth in Exhibit "B" attached hereto.

         Tenant acknowledges that the Building has not yet been constructed by Landlord. The Commencement Date has been determined by Landlord and Tenant on the assumption that the construction of the Building shall be completed by Landlord on or before June 1, 1998 and that the certificate of occupancy for the shell of the Building shall be issued on or before such date. In the event completion of construction of the Building and the issuance of such a shell certificate of occupancy has not been achieved on or before June 1, 1998, the Commencement Date shall be that date on which Landlord completes construction of the improvements to the Premises as described in Article 3 below and in Exhibit "C" hereto, obtains the issuance of a shell certificate, of occupancy and delivers possession of the Premises to Tenant. In the event the actual Commencement Date is other than the date identified in this Article 2, rental under this Lease shall not commence until said revised Commencement Date, and the Term shall commence and the Expiration Date shall be extended so as to give effect to the full stated Term. Should the Term commence on a date other than that specified in this Article 2, Landlord will send Tenant a written statement of such adjusted Commencement Date and Expiration Date, and, if Landlord requests, Tenant will confirm such adjusted dates in writing.

         "Lease Year" shall mean each successive twelve-month period throughout the Term provided that the first Lease Year shall commence on the Commencement Date and expire on the last day of the month preceding the month in which the anniversary of the Commencement Date occurs, and each subsequent Lease Year shall commence on the day following the expiration of the previous Lease Year.

                     3. DELIVERY OF POSSESSION OF PREMISES

         Following completion of the Building, Landlord agrees to cause the Premises to be completed in accordance with the plans and specifications approved by both parties and the Work Letter attached hereto as Exhibit "C" and made a part of this Lease ("Landlord's Work"). Landlord's Work shall be completed at the cost and expense of Landlord unless otherwise specified herein. Landlord's Work may be done with such minor variations as Landlord may deem advisable, so long as such variations will not materially interfere with Tenant's intended use of the Premises. "Substantial Completion " of the Premises shall occur when Landlord certifies in writing to Tenant that Landlord's Work has been substantially completed and possession of the Premises has been delivered from Landlord to Tenant, notwithstanding a requirement that Landlord complete "punch list" or similar corrective work, and notwithstanding that any work that is the responsibility of the Tenant may not be completed. Other than Landlord's Work specifically set forth in this Lease, Landlord shall have no obligation to make any improvements or modifications to the Premises.

         The "Commencement Date" of this Lease shall be the later of the date of Substantial Completion, as defined above, or the Scheduled Commencement
Date, as defined above. The Tenant, by taking possession of the Premises, shall be deemed to have agreed that the Premises are then in a satisfactory order, repair and condition, except as set forth on a list prepared by Landlord and Tenant prior to occupancy, and Tenant shall provide Landlord, upon request, a written acknowledgment of acceptance. If Tenant, for whatever reason, occupies the Premises prior to the Commencement Date, then all terms and conditions of this Lease shall apply to such occupancy, with the exception of Tenant's obligation to pay rental, which unless otherwise agreed to in writing by Landlord and Tenant, shall not commence until the Commencement Date. If Landlord, for any reason whatsoever, fails to deliver possession of Premises to Tenant on the Scheduled Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Should the actual Commencement Date be later than the Scheduled Commencement Date, Tenant's obligation to pay rental shall not commence until the Commencement Date, and the Expiration Date shall be extended by the same period as the Commencement Date extended past the Scheduled Commencement Date. Provided, however, that if Landlord, for whatever reason, is unable to deliver possession of the Premises to Tenant within one hundred eighty (180) days after the Scheduled Commencement Date, Landlord or Tenant, in their sole discretion, may terminate this Lease by forwarding written notice of such termination to the other party, in accordance with the notices provision of this Lease, not later than one hundred eighty (180) days following the Scheduled Commencement Date. If this Lease is terminated pursuant to the terms of this paragraph, Landlord shall refund to Tenant any Security Deposit Tenant may have previously deposited with Landlord, but the parties shall not otherwise have any liability or obligation to each other. If Landlord and Tenant elect not to terminate this Lease pursuant to the terms of this paragraph, then the Commencement Date and Expiration Date of this Lease shall be determined as otherwise set forth in this paragraph.

                                   4. RENTAL

         (a) BASE RENTAL. Throughout the Term of this Lease, and until adjusted as provided below, Tenant shall pay base rental to Landlord as follows (the "Base Rental"):


                           RATE PER
                           SQUARE FOOT OF
  RENTAL PERIOD            RENTABLE AREA          MONTHLY           ANNUALLY
  -------------            -------------          -------           --------
  1st Lease Year           $18.50                 $57,202.00        $686,424.00
  2nd lease Year           $19.00                 S58,748.00        $704,976.00
  3rd Lease Year           $19.52                 $60,355.84        $724,270.08
  4th Lease Year           $20.06                 $62,025.52        $744,306.24
  5th Lease Year           $20.62                 $63,757.04        $765,084.48


Each monthly installment shall be due and payable promptly on the first day of each month, in advance and without offset, deduction or prior demand, during the Term of this Lease. In the event that the Term of this Lease shall commence on a date other than the first day of the month, rent for such month shall be prorated and such prorated amount (which shall be equal to the monthly Base Rental stated above multiplied by a fraction, the numerator of which shall be the number of days from the Commencement Date through the end of such month, inclusive of both days, and the denominator of which shall be the number of days in such month) shall be due and payable on the Commencement Date. All payments of rent or any other sum due under this Lease shall be made payable to "Gran Central Corporation" and shall be forwarded by Tenant to Landlord as follows: c/o CNL Corporate Properties, Inc., 455 South Orange Avenue, Suite 400, Orlando, Florida 32801, Attention: Kim Ross.

         In the event Tenant shall fail to pay a monthly installment within ten
(10) calendar days of the due date, a late charge of five percent (5%) of the Monthly Base Rental, with a minimum of twenty dollars ($20.00) per month, shall be added to the Base Rental and paid to Landlord for each such late payment and the same shall be treated as additional rent. Should Tenant present a check to Landlord that is returned from Tenant's bank for any reason, Landlord reserves the right to demand that all future rental payments be made in the form of cashiers' checks or certified funds. Tenant agrees to pay Landlord interest at a rate of twelve percent (12%) per annum (or the maximum rate permitted by applicable law, whichever is less) on all Base Rental, additional rental or other sums due hereunder that are not paid when such amounts are due and payable. Nothing contained herein shall require Landlord to accept any tender of payment from Tenant for less than the full amount then due under this Lease, including any and all late charges, interest and attorneys' fees that may then be due from Tenant in accordance with the express terms of this Lease. Landlord may elect to accept less than the full amount then due from Tenant hereunder; however, no payment by Tenant or receipt by Landlord of such lesser amount shall be deemed to be other than on payment on account, and no restrictive endorsement or statement on any check or payment shall be deemed to alter the express provisions of this Lease, nor constitute an accord and satisfaction. Landlord may accept less than the full amount then due from Tenant without prejudice to Landlord's right to recover the balance of the full amount then due, or to pursue any other remedies then available to Landlord under this Lease or applicable law. In all events, including but not limited to Landlord's acceptance of a partial payment from Tenant, any payment accepted by Landlord from Tenant shall be applied first to retire the oldest receivables due from Tenant hereunder, then to any current rental or other payment then due hereunder, and the balance, if any, will be applied to any rental or other payment which will become due from Tenant hereunder.

         (b) SALES TAX. In addition to the Base Rental, Additional Rental and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord, simultaneously with such payment of Base Rental, Additional Rental or other sums or amounts, the amount of any applicable sales, use or excise tax on any such Base Rental, Additional Rental or other sums or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the State of Florida or any other Federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the amounts with respect to which such taxes are payable are paid by Tenant to Landlord.

         (c) ADDITIONAL RENTAL - Operating Expenses and Real Estate Taxes.

                  (i) DEFINITIONS. The following definitions shall apply for purposes of this Section:

         All sums other than Base Rental due from Tenant to Landlord under this Lease shall constitute "Additional Rental." The term "Operating Expenses" as used herein shall include all direct costs of administration, operation, repair and maintenance of the Property, the Building and its Common Areas and appurtenances, as determined in accordance with generally accepted accounting principles, and shall include Landlord's costs and expenses incurred in connection with the following by way of illustration but not limitation: the cost of labor, materials and services for the administration, operation, repair and maintenance of the Property and the Building, its common areas and its appurtenances, including but not limited to license, permit and inspection fees; water and sewer charges; garbage and waste disposal; gas, electricity and other utilities, heating, air conditioning and ventilation repairs; elevator service; plumbing service and other normal repairs; janitorial and cleaning service; landscaping; parking lot cleaning, repairs and maintenance; association fees, including any charges imposed upon the Property by Orlando Central Park, Inc. for any association created by it for maintenance of Common Areas within the development of which the Property is a part; all assessments, charges, fees and other expenses for which Landlord is obligated, in its capacity as the owner of the Property, pursuant to any restrictive covenants or other recorded matters of title now or hereafter affecting the Property; pest control; maintenance contracts; security services or personnel (if provided to the Building); insurance for fire, extended coverage, general liability, and other insurance which Landlord is required to maintain on the Building and its appurtenances either by the terms of this Lease or by the holder of any mortgage or deed to secure debt encumbering the Building, or which Landlord reasonably deems to be necessary in connection with the ownership and operation of the Building; personnel engaged in on-site management, administration, operation and maintenance of the Building, its common areas and its appurtenances together with payroll taxes and employee benefits applicable thereto; rental expenses for on-site management offices; management fees; supplies, materials, tools, equipment and general costs associated therewith, all accrued and based on a calendar year type operation; but excluding tenant alterations, depreciation on the Building and equipment therein, costs of capital nature not expressly permitted to be included hereunder, interest, executive salaries, and all costs billed directly to tenants of the Building either by Landlord or a third party, Landlord may also perform certain maintenance and repairs of items which are considered Common Areas for the Gran Park at SouthPark development (the "Development"), including without limitation, landscaping along the public right of way and maintenance of private driveways throughout the

Development. The Property shall be billed its pro rata share of such costs relating to the Common Areas of the Development based upon a fraction in which the numerator is the square footage of the Property and the denominator is the total square footage of all land within the Development. The amount of such costs so allocated to the Property shall then become Operating Expenses for the Property.

         If for any reason, Landlord shall make an expenditure, directly or indirectly, which is intended to reduce any of the Operating Expenses and which, by generally accepted accounting principles would be treated as a capital expenditure, the annual Operating Expenses of the Building shall also include the amortization of such capital expenditure based upon a useful life of not less than five (5) years.

         In the event that any local, state or federal government shall, by any legally enforceable legislative, administrative or judicial action, whether by ordinance, act, statute, order, mandate, rule, regulation or otherwise, require during the Term of this Lease any alteration of or improvement to any portion of the Project or Building, excluding the Premises or any premises leased or available to be leased by other tenants of the Building (a "Mandated Alteration"), which, by generally accepted accounting principles would be treated as a capital expenditure, then, provided that such Mandated Alteration is the result of the adoption of a new or changed ordinance, act, statute, order, mandate, rule or regulation or interpretation thereof not existing on the Commencement Date of this Lease, the annual Operating Expenses of the Building shall also include the annual amortization of such capital expenditure based upon a useful life of not less than five (5) years.

         "Tenant's Proportionate Share" shall be calculated by dividing the Rentable Area of the Premises by the total Rentable Area of the Building.

         The term "Taxes" shall include every type of real estate tax, charge or other amount assessed against the Building and the Property, together with any expenses for tax consulting services and legal services in appealing or protesting such taxes, excepting only income taxes imposed upon Landlord.

         The "Expense Stop" shall be $6.00 per square foot of Rentable Area in the Building. The "Base Year" shall be calendar year 1998. The term "Comparison Year" shall be each calendar year of the term after the Base Year.

         (ii) Reimbursement of Operating Expenses and Taxes. If in any Comparison Year, the Operating Expenses per square foot of Rentable Area in the Building paid or incurred by Landlord shall exceed the Expense Stop, and/or the Taxes paid or incurred for such year shall exceed the Taxes paid or incurred in the Base Year, Tenant shall pay as Additional Rental for each Comparison Year, Tenant's Proportionate Share of such excess as and when specified below. An annual determination of Operating Expenses and Taxes shall be made by Landlord pursuant to generally accepted accounting principles and shall be binding upon Landlord and Tenant. Notwithstanding any language in this Lease seemingly to the contrary, if the Building is not fully occupied during any calendar year of the term of this Lease, actual operating Expenses and Tenant's Proportionate Share thereof shall be determined as if the Building had been fully occupied during such year.

                  (iii) ESTIMATES OF OPERATING EXPENSES AND TAXES. Prior to the actual determination of the Operating Expenses and Taxes for the Comparison Year, Landlord may, if it so elects and at any time or from time to time during such Comparison Year, estimate the amount of such Operating Expenses and Taxes that will be paid or incurred in such year. If, in the estimation of Landlord, the Operating Expenses for the Comparison Year will exceed the Expense Stop, and/or the Taxes for the Comparison Year will exceed the Taxes for the Base Year, Landlord may give Tenant written notice of the amount of such estimated excess and the proportionate amount of such excess that will be due each month from Tenant. In such event, Tenant shall, subsequent to receipt of such written notice, pay monthly Tenant's Proportionate Share of such excess at the same time and in the same manner as Base Rental is due from Tenant hereunder.

                  (iv) ANNUAL RECONCILIATION. If the total amount Tenant actually paid for estimated increases in Operating Expenses and Taxes is less than Tenant's Proportionate Share of the actual increase, Tenant shall pay to Landlord as Additional Rental in one lump sum the difference between the total amount actually paid by Tenant for such Comparison Year and the amount Tenant should have paid pursuant to subparagraph (iii) above, and this lump sum payment shall be made within thirty (30) days of receipt of Landlord's statement therefor. If the total amount Tenant actually paid for estimated increases in Operating Expenses and Taxes is more than Tenant's Proportionate Share of the actual increase, then Landlord shall remit the excess to Tenant within thirty
(30) days of the making of such determination or, at Landlord's election, credit such amount against the next monthly installment of Base Rental.

                  (v) PRORATIONS. If the Commencement Date is other than January 1 or if the Expiration Date is other than December 31, Tenant's Proportionate Share of any increase in Operating Expenses and Taxes for such year shall be prorated based upon a 30-day month. Even if the Term has expired, and Tenant has vacated the Premises when the final determination is made of Tenant's Proportionate Share of Operating Expenses and Taxes for the year in which this Lease expires, Tenant shall pay any increase due over the estimated amount paid and conversely any overpayment made shall be rebated by Landlord to Tenant, all as Specified above.

                  (vi) AUDIT. Tenant shall have the right to have Landlord's books and records pertaining to Operating Expenses for the Base Year or any Comparison Year, during the Term of this Lease reviewed, copied and audited ("Tenant's Audit") provided that (i) such right shall not be exercised more than once during any calendar year; (ii) if Tenant elects to conduct Tenant's Audit, Tenant shall provide Landlord with written notice thereof no later than thirty
(30) days following Tenant's receipt of Landlord's statement of Operating Expenses for the year to which Tenant's Audit will apply; (iii) Tenant shall have no right to conduct Tenant's Audit if Tenant is, either at the time Tenant forwards Landlord written notice that Tenant's Audit will be conducted or at any time during Tenant's Audit, then in default under this Lease; iv) conducting Tenant's Audit shall not relieve Tenant from the obligation to pay Tenant's Proportionate Share of Operating Expenses, as billed by Landlord, pending the outcome of such audit; (v) Tenant's right to conduct such audit for any calendar year shall expire thirty (30) days following Tenant's receipt of Landlord's statement of Operating Expenses for such year, and if Landlord has not received written notice of such audit within such thirty (30) day period, Tenant shall have waived its right to conduct Tenant's Audit for such calendar year; (vi) Tenant's Audit shall be conducted by a Certified Public Account not employed by or otherwise affiliated with Tenant, except to the extent that such accountant has been engaged by Tenant to conduct Tenant's Audit; (vii) Tenant's Audit shall be conducted at Landlord's office where the records of the year in question are maintained by Landlord, during Landlord's normal business hours; and (viii) Tenant's Audit shall be conducted at Tenant's sole cost and expense, unless such audit demonstrates to Landlord's reasonable satisfaction that Landlord has overstated the Operating Expenses for the year audited by more than five percent (5%), in which case Landlord shall reimburse Tenant for any overpayment of Tenant's Proportionate Share of such Operating Expenses, as well as Tenant's actual reasonable cost incurred in conducting Tenant's Audit, within thirty (30) days of Landlord's receipt of documentation reasonably acceptable to Landlord reflecting the amount of such overpayment and the cost of Tenant's Audit.

                               5. SECURITY DEPOSIT

         Prior to occupancy, Tenant shall deliver to Landlord, as a security deposit, (a) cash in the amount of One Hundred Ten Thousand and No/100 Dollars ($110,000.00), and (b) an unconditional, irrevocable letter of credit in the amount of $375,000.00 in favor of Landlord, issued by a financial institution reasonably acceptable to Landlord (collectively called the "Security Deposit"). The expiration date of such letter of credit shall correspond to the Expiration Date of this Lease. Provided that no events of default hereunder then exist, on each anniversary date of the Commencement Date hereunder, the face amount of such letter of credit shall be reduced by $75,000.00. The Security Deposit is refundable to Tenant within thirty (30) days following the Expiration Date, as the same may be extended by the parties from time to time, provided that no defective conditions are left unrepaired by Tenant, other than normal wear and tear, loss by fire or other casualty not caused by Tenant, Tenant's employees, agents or contractors or condemnation, and provided Tenant is not otherwise in default under this Lease. Landlord may, but shall not be required to, apply all or a portion of the Security Deposit toward sums due to Landlord by Tenant hereunder and/or in order to make any repairs to the Premises required to be made by Tenant hereunder, and any portion of this Security Deposit used by Landlord for such purposes shall be restored by Tenant within fifteen (15) days after written demand therefor from Landlord. Any portion of the Security Deposit not required to reimburse Landlord for Landlord's expense in repairing defective conditions caused by Tenant or for paying amounts owed by Tenant to Landlord, shall be refunded to the Tenant as provided above. Tenant shall not be entitled to any interest that may accrue on the Security Deposit during the Term of this Lease.

                               6. USE OF PREMISES

         Tenant shall use the Premises only for business or professional office purposes and shall not use the Premises for any illegal purpose, or violate any statute, regulation, rule, or order of any governmental body, or create or allow to exist any nuisance, or trespass, or do any act in or about the Premises, or bring anything onto or in the Premises or the Building containing same which will in any way increase the rate of insurance on the Premises or said Building, deface or injure the Premises or such Building, or overload the floor of the Premises. In accordance with local governmental law, the Building is a "No Smoking" building, and smoking cigarettes, cigars, pipes, or any other type of smoking instrument by anyone in any portion of the Building, including the Premises, is strictly prohibited. As an accommodation to tenants of the Building,

Landlord may designate certain portions of the Property as areas where smoking is permitted in accordance with the Rules and Regulations attached as Exhibit "D" to this Lease.

                             7. COMPLIANCE WITH LAWS

         (a) LANDLORD'S COMPLIANCE. During the Term of this Lease, Landlord shall be responsible for making any modifications to the Project and Building or its appurtenances, excluding the Premises, but including the parking lot, common areas, elevators and entrances serving the Project and Building, required pursuant to any applicable federal, state and local laws, ordinances, building codes, and rules and regulations of Governmental entities having jurisdiction over the Project, including but not limited to the Americans with Disabilities Act (the "ADA") and all regulations and orders promulgated pursuant to the ADA (collectively, the "Applicable Laws"). Any modifications to the Project and/or the Building made by Landlord pursuant to the provisions of this paragraph shall initially be at Landlord's expense; however, such expense may be included in Landlord's Operating Expenses of the Building as set forth above.

         (b) TENANT'S COMPLIANCE. Tenant shall comply with all governmental laws, ordinances, and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in, upon, or connected with the Premises, all at Tenant's sole expense, Tenant warrants that all improvements or alterations of the Premises made by Tenant or Tenant's employees, agents or contractors, either prior to Tenant's occupancy of the Premises or at any time during the term of this Lease, will comply with all Applicable Laws. In addition, Tenant warrants that its use of the Premises will be in strict compliance with all Applicable Laws. During the Term of this Lease, Tenant shall, at Tenant's sole cost and expense, be responsible for making any modifications to the Premises that may be required pursuant to any Applicable Laws.

         (c) MUTUAL INDEMNITY. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims, losses or causes of action arising out of Landlord's failure to comply with the provision of subparagraph (a) above. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, losses or causes of action arising out of Tenant's failure to comply with the provisions of subparagraph (b) above. The indemnities set forth in this paragraph shall survive the expiration or earlier termination of this Lease.

                              8. SERVICES TO TENANT

         Landlord shall provide, as Landlord reasonably deems necessary, subject to limitations contained in any governmental controls now or hereafter imposed, or matters beyond Landlord's control and subject to cessation for reasonable necessity, the following services:

         (a) Heating and air-conditioning service daily on Monday through Friday, inclusive, except for holidays observed by national banks as legal holidays, from 8:00 a.m. to 6:00 p.m., and on Saturdays, if not a holiday, from 8:00 a.m. to 1:00 p.m. Heating and air conditioning shall be furnished to Tenant during other hours only upon the written request of Tenant delivered to Landlord in accordance with the Building Rules and Regulations, and Tenant shall reimburse Landlord for the actual cost of such after hours heating and air conditioning service.

         (b) Electric current for building standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant's use. Tenant will not use any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors, personal computers, photocopy equipment, standard test equipment, Triton product equipment, and data networking equipment not requiring dedicated or special circuitry) or auxiliary air conditioners to the electrical system of the Premises, or make any alteration or addition to the electrical system in the Premises or Building. If any additional circuitry or wiring is required by Tenant, and Landlord approves the installation of the same in writing, such work shall be performed at Tenant's expense by Landlord's electrician or under Landlord's control and supervision, and Tenant shall pay Landlord for such additional work as billed. In the event Tenant utilizes electric current or other utilities in excess of the amount which would be typically utilized by normal business office use of the Premises, then Landlord shall have the right to charge Tenant, as additional rent, a reasonable sum as reimbursement for the direct cost of such additional use or services. In the event of a disagreement as to the reasonableness of the amount of such additional rent, the opinion of a qualified, local and independent professional engineer selected by Landlord in good faith shall be binding upon Landlord and Tenant. Payments for such additional electrical power shall be deemed additional rent due from Tenant.

         (c) General cleaning and janitorial service five times per week.

         (d) Reasonable quantities of water to lavatories, toilets and water fountains in or appurtenant to the Premises.

                            9. LIABILITY OF LANDLORD

         Excepting for the willful misconduct or gross negligence of Landlord, its agents, contractors and employees, Landlord shall not be liable to Tenant in any manner whatsoever for failure or delay in furnishing any service provided for in this Lease, and no such failure or delay to furnish any service or services by Landlord shall be an actual or constructive eviction of Tenant nor shall any such event operate to relieve Tenant from the prompt and punctual performance of each and all of the covenants to be performed herein by Tenant; nor shall Landlord be liable to Tenant for damage to person or property caused by defects in the cooling, heating, electric, water, elevator or other apparatus or systems or by water discharged from sprinkler systems, if any, in the Building; nor shall Landlord be liable to Tenant for the theft, or loss of any property of Tenant whether from the Premises or any part of the Building or property adjoining the Building containing the Premises. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance of third persons including other tenants. However, Landlord shall not be liable for any such interference or disturbance whether caused by another tenant or tenants or Landlord or other person, nor shall Tenant be relieved from any obligation under this Lease because of such interference, disturbance or breach.

                      10. IMPROVEMENTS, REPAIRS BY LANDLORD

         Except as may be specifically set forth in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises. Landlord shall, however, repair and maintain all Common Areas of the Project and the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed in accordance with similar buildings in Orlando, Florida, but taking into consideration the age of the Building, unless the condition requiring such maintenance is caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay Landlord the reasonable cost of such maintenance or repairs. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair, and in the condition which Landlord is obligated to deliver them to Tenant, except for such items as Tenant may set forth on a punch list to be provided from Tenant to Landlord in accordance with the Notices provision of this Lease within ten (10) days after Landlord's delivery of possession of the Premises to Tenant. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder, unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant in accordance with the Notices provision of this Lease.

                     11. LANDLORD'S RIGHT TO ENTER PREMISES

         Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall not change the locks on any entrance to the Premises. Upon Tenant's written request to Landlord, Landlord will make a reasonable change of locks on behalf of Tenant at Tenant's sole cost and expense. Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at all times in the event of an emergency, and at reasonable hours to make repairs, additions, alterations, and improvements that are required by this Lease or are otherwise performed with Tenant's prior written consent; to exhibit the Premises to prospective purchasers, lenders or tenants, but Landlord may enter to exhibit the Premises to prospective tenants only during the last twelve
(12) months of the Term or following any event of default for as long as such event of default remains uncured; and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder. Landlord shall also have the right to enter the Premises at reasonable hours to install, maintain, repair and replace pipes, wires, cables, duct work, conduit and utility lines through hung ceiling space and column space within the Premises. Landlord agrees to use reasonable efforts to minimize any interference with Tenant's business caused by such entry. Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Premises as shall be reasonably practicable under the circumstances, for the purpose of exhibiting the Premises to a prospective purchaser or tenant. During such time as such work is being carried on in or about the premises, payments provided herein shall not abate and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

                              12. REPAIRS BY TENANT

         With the exception of those items set forth in this Lease that are required to be repaired by Landlord, Tenant, during the Term of this Lease or any extension or renewal of this Lease, shall, at its sole cost and expense, make all repairs as shall be reasonably necessary to keep the Premises, and any portion of the Building under Tenant's exclusive control, in good condition and repair, normal wear, loss by fire or other casualty not caused by Tenant, Tenant's employees, agents or contractors and condemnation excepted. Tenant further agrees that all damage or injury of whatever nature done to the Premises by Tenant or by any person in or upon the Premises except Landlord, Landlord's agents, servants and employees, shall be repaired by Tenant at its sole cost and expense.

                                 13. ALTERATIONS

         Tenant shall make no alterations or other improvements to the Premises without Landlord's prior written consent. Unless otherwise agreed, all such approved alterations and other improvements shall be made by Landlord at Tenant's sole expense and shall become the property of Landlord and be surrendered with the Premises upon the expiration of this Lease.

         Landlord may, at Landlord's option, require Tenant to remove any or all such alterations, improvements, decorations and furnishings, and repair any damage to the Premises resulting from such alterations, upon the expiration or earlier termination of this Lease.

                                    14. LIENS

         Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises, the Building or the Project, or any part thereof and Tenant will keep the same free and clear of all mechanics liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify Landlord for, and defend and hold Landlord harmless from and against all liability, loss, damages, costs or expenses, including reasonable attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to, Tenant, including lien claims of contractors, laborers, or materialmen. Should any such liens be filed or recorded against the Premises, the Building or the Project with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within twenty (20) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Florida's mechanics' lien statutes. If Tenant shall be delinquent in paying any charge for which such a mechanics' lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and costs associated therewith, and the amount so paid, together with interest thereon at the highest rate permitted by law and reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rental.

                          15. ASSIGNMENT AND SUBLETTING

         Tenant may not assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant or an entity which owns, is owned by, or is under common ownership with Tenant (collectively, an "Assignment"), without at least thirty
(30) days' prior written notice to Landlord in accordance with the Notices provision of this Lease, and the prior written consent of Landlord in each instance. In the event that Tenant provides Landlord with notice of such proposed Assignment, such notice shall be accompanied by a copy of any and all documents, instruments and agreements pertaining to such transaction reasonably necessary for Landlord to evaluate such proposed Assignment. Whether or not such proposed Assignment is approved by landlord, Tenant shall reimburse Landlord for its reasonable attorneys' fees incurred in connection with reviewing any proposed Assignment. Landlord shall have fifteen (15) days from its receipt of Tenant's notice of the proposed Assignment and all other required and reasonably requested information within which to make a decision as to whether or not such proposed Assignment will be approved. At a minimum, without limitation, in each event the following requirements must be satisfied: (a) Tenant shall not be released from any obligations or any liabilities hereunder as a result of any such Assignment; (b) Tenant shall not be in default hereunder at the time it requests Landlord's consent or on the effective date of the proposed
Assignment; (c) any Assignment or attempted Assignment without Landlord's consent shall be voidable at Landlord's option; (d) Landlord shall be provided with such information regarding the name, identity, business reputation and credit worthiness of the proposed assignee as Landlord shall reasonably request; and (e) in the case of an assignment of the Lease, the assignee shall deliver to Landlord a written agreement whereby it assumes jointly and severally with Tenant all of the obligations and liabilities of Tenant under this Lease. In lieu of approving or disapproving a proposed Assignment, Landlord shall have the right, but not the obligation, to terminate the Lease effective as of the date Tenant vacates the Premises. Should Landlord elect to terminate the Lease, Tenant shall be relieved of any liability or obligation to pay rent beyond the date of termination. Unless Landlord expressly agrees to terminate the Lease or Tenant's obligations hereunder, in no event shall any Assignment, whether approved by Landlord or not, relieve Tenant from its obligations under this Lease. Consent to one Assignment shall not destroy or waive this provision, and all later Assignments shall likewise be made only upon prior written content of Landlord. Assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability. In no event shall Tenant be entitled to any rent, rentals, payment, profit or any other sum or cost of the assignee or sublessee for such Assignment in excess of the then applicable rent and other charges payable by Tenant to Landlord under this Lease. Landlord shall have the sole and absolute right to any and all amounts paid or payable in excess of the rent and other charges payable by Tenant hereunder.

         In making Landlord's determination to approve or disapprove a proposed Assignment hereunder, Landlord and Tenant agree that Landlord may withhold its consent to any proposed Assignment, and such withholding of consent by Landlord will not be deemed to be unreasonable, (1) if the proposed assignee or subtenant is not a reputable party or is a party who would (or whose use would) detract from the character of the Building, such as, without limitation, a dental, medical, chiropractic or a governmental office, or (2) if the proposed assignee or subtenant shall be engaged in a business in the Premises which is not consistent with the then standards of the Building or is not permitted by or would contravene the provisions of this Lease, or (3) if the lease or use of the Premises or any portion thereof by such subtenant or assignee will cause Landlord to be in violation of any restrictive use covenants granted by Landlord to any other tenant in the Building in such tenant's lease, or (4) if, in the case of a proposed Assignment the proposed assignee is not of sufficient financial worth to perform its obligations under this Lease as such obligations become due; provided, however, it is understood and agreed that the reasons outlined above in this sentence are not intended, and shall not be construed, to be an exclusive list of reasonable bases upon which Landlord may withhold its consent, and Landlord reserves the right to disapprove of a proposed Assignment by virtue of such other reasonable bases.

         Upon execution of any sublease or assignment approved by Landlord under this Article, a fully-executed counterpart of the sublease or assignment shall be promptly delivered to Landlord by Tenant.

         A change, whether voluntary, involuntary or by operation of law, or a merger, consolidation or other reorganization, of more than a 49% ownership in Tenant shall be an assignment of this Lease and subject to the provisions of this Article, except that a public stock offering on a national stock exchange shall not constitute an assignment of this Lease.

                               16. EMINENT DOMAIN

         If the whole or any part of the Premises shall be taken by Federal, State, County or City authority for public use, or under any statute, or by right of eminent domain (or is conveyed by Landlord in lieu of such taking), then the Term hereby granted and all rights of the Tenant hereunder shall cease and terminate as of the day before the effective date of such taking. It is expressly agreed that the Tenant shall not have any right or claim to any award made to or received by the Landlord for such taking.

                      17. DESTRUCTION OR DAMAGE TO PREMISES

         If the Premises shall be damaged or destroyed in whole or in part by fire, casualty or other causes covered by Landlord's insurance, Landlord shall promptly and diligently restore the Premises, to the extent of Landlord's Work therein, to their condition immediately prior to such destruction or damage, provided that, in Landlord's reasonable estimation, such repairs can be made within sixty (60) days of such destruction or damage. Tenant shall, upon substantial completion by Landlord, promptly and diligently, and at its sole cost and expense, repair and restore any improvements to the Premises made by Tenant to the condition thereof prior to such destruction or damage. If, in Landlord's reasonable estimation, the Premises cannot be restored, to the extent of Landlord's Work therein, within sixty (60) days of such damage or destruction, Landlord at its option shall, by written notice to Tenant given within sixty (60) days after the date of such fire or other casualty, either (i) elect to repair or restore such damage, this Lease continuing in full force and effect, or (ii) terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date such notice is given. Until the restoration of Landlord's Work is complete, there shall be an abatement or reduction of Base Rental in the same proportion that the square footage of the Premises so damaged or destroyed and under restoration bears to the total square footage of the Premises.

         Notwithstanding the foregoing provisions of this paragraph, if damage to or destruction of the Premises, in excess of fifty percent (50%) of the value of Landlord's Work, shall occur within the last year of the Term of this Lease, as the same may be extended as provided hereinafter, the obligation of Landlord to restore Landlord's Work in the Premises shall not arise unless (i) Landlord, at its sole option, elects to restore such work; (ii) Landlord, at its sole option, elects to provide Tenant with the opportunity of extending the Term of this Lease for an additional period so as to expire five (5) years from the date of the completion by Landlord of the repairs and restoration to Landlord's Work; and, (iii) Tenant gives written notice to Landlord within thirty (30) days after Landlord's request that it agrees to such extension. Such extension shall be on the terms and conditions provided herein, if an option to extend this Lease remains to be exercise by Tenant hereunder, or under the terms prescribed in Landlord's notice, if no such further extension period is provided for herein. Upon receipt of such notice from Tenant, Landlord agrees to promptly repair and restore Landlord's Work in the Premises. Failing such notice to extend, Landlord at its option shall have the right to terminate this Lease as of the date of the damaging event, or to restore Landlord's Work in the Premises and the Lease shall continue for the remainder of the then unexpired Term, or until the Lease is otherwise terminated as provided herein.

                               18. INDEMNIFICATION

         Subject to the other provisions of this Lease, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability for any loss, injury, or damage (collectively, a "Loss"), including, without limitation, all costs, expenses, court costs and reasonable attorneys' fees, imposed on Landlord by any person whomsoever, caused by or resulting from (i) any Loss occurring in the Premises (except where such Loss is caused by or results from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors); and (ii) any Loss occurring in the Premises, the Building or anywhere in the Project that is caused by or results from the negligence or willful misconduct of Tenant, its employees, agents or contractors. Subject to the provisions of this Lease, Landlord hereby indemnifies Tenant from, and agrees to hold Tenant harmless against, any and all liability for any Loss occurring in the Premises, the Building or anywhere in the Project, including, without limitation, all costs, expenses, court costs and reasonable attorneys' fees, imposed on Tenant by any person whomsoever, caused by or resulting from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. The provisions of this paragraph shall survive the expiration or any termination of this Lease.

                                  19. INSURANCE

         (a) LANDLORD'S INSURANCE.

             (i) Landlord shall obtain and keep in force during the Term of this Lease an insurance policy or policies of all-risks fire, extended coverage, theft, vandalism, malicious mischief and other casualty, covering loss or damages to the Project and the Common Areas, as well as all improvements thereto, and the structural improvements to the Premises.

             (ii) Landlord shall also obtain and keep in force during the Term of this Lease such other insurance in such amounts and with such policy provisions as it shall deem necessary or appropriate, including without limitation the following: commercial general liability insurance pertaining to the Project and the Common Areas, and bodily injuries, death and property damage arising or occurring therein.

                  (iii) Tenant shall reimburse Landlord for any increase in the cost of any of Landlord's insurance pertaining to the Project if said increase is caused by or results from Tenant's use or occupancy of the Premises, the breach of this Lease by Tenant, or the acts, omissions, or negligence of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors.

         (b) TENANT'S INSURANCE. During the Term of this Lease, and any extension and renewal thereof, Tenant, at its sole cost and expense, shall carry and maintain the following policies of insurance with insurance companies licensed or authorized to do business in the State of Florida and rated as no less than A-, Class VI in the current edition of Best's Guide, insuring Landlord, Landlord's authorized agent, Tenant and any lender of record encumbering the Premises if requested by Landlord, and shall deliver to Landlord a certificate of insurance evidencing such coverage both prior to taking possession of the Premises and annually thereafter:

                  (i) Property Insurance on the Special or All-Risk Form (including theft, sprinkler leakage, boiler and machinery insurance), covering Tenant's personal property, trade fixtures, inventory and equipment located in the Premises in an amount equal to the full replacement cost of all items. Said All-Risk policy is to have a maximum deductible of $10,000.

                  (ii) Commercial General Liability Insurance on an occurrence form including premises operations, products/completed operations, hazard and contractual coverage with limits of no less than $2,000,000 per occurrence, $2,000,000 General Aggregate and $2,000,000 Completed Operations Aggregate.

                  (iii) Workers' Compensation Insurance with liability limits required by the laws of the state in which the Premises are located and employers liability coverage.

Such insurance shall, to the extent permitted by law, name Landlord and Landlord's authorized agent as additional insureds and provide for thirty (30) days' prior written notice to Landlord and its asset and property manager before any modification or termination of said insurance. The above-referenced insurance shall be considered primary and non-contributory with or secondary to coverage provided by Landlord. Landlord reserves the right to require additional coverage and increase limits as industry standards change. Should Tenant engage the services of a contractor, Tenant will make certain that such contractor will carry General Liability Insurance and will name Landlord and its asset and property manager as additional insureds.

         (c) WAIVER OF SUBROGATION. Landlord and Tenant shall each have included (so long as commercially reasonable and obtainable) in all policies of all risks, fire, extended coverage, business interruption and other property insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and any officers, directors, partners, employees, agents, and representatives of the other) for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect covering the party seeking recovery at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery. If the release of either party, as set forth in the immediately preceding sentence, should contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the liability of the other's insurer.

                    20. DAMAGE OR THEFT OF PERSONAL PROPERTY

         Tenant agrees that all personal property brought into the Premises shall be at the risk of the Tenant only and that the Landlord shall not be liable for the loss thereof or any damages thereto occasioned from any act of any co-tenant, or other occupants of said Building or any other person.

                             21. HAZARDOUS MATERIALS

         (a)      Defined Terms.

                  (1) "Damages" shall mean all damages, and includes, without limitation, punitive damages, liabilities, costs, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, consultant fees, attorneys' and paralegals' fees and litigation expenses.

                  (2) "Environmental Law" shall mean any current or future statute, ordinance, regulation or rule pertaining to (1) the protection of health, safety and the indoor or outdoor environment, (2) the conservation, management or use of natural resources and wildlife, (3) the protection or use of surface water and groundwater, (4) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, investigation or handling of, or exposure to, any Hazardous Material or (5) pollution (including any release to air, land, surface water and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.1251 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. ss.7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. App. ss.1801 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq., any state or local law requiring notifications or reports upon conveyance or other events, any similar, implementing or successor law, any amendment, rule, regulation, order or directive issued thereunder, and all other federal, state, regional, county, municipal, and local laws, regulations, and ordinances insofar as they regulate Hazardous Materials.

                  (3) "Governmental Approval" shall mean any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, decision, action or approval of any international, foreign, federal, state, regional, county or local person or body having governmental or quasi-governmental authority or a subdivision thereof.

                  (4) "Hazardous Material" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof) and any such material classified or regulated as "hazardous" or "toxic" pursuant to any Environmental Law.

                  (5) "Hazardous Material Activity" shall mean any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

         (b) Representations and Warranties of Tenant. Tenant represents and warrants as of the date of this Lease, as to the Premises:


                  (1) Tenant is in compliance with any applicable Environmental Law; and

                  (2) Tenant intends to conduct no Hazardous Material Activity on the Premises, except in the ordinary course of its business.

         (c) Covenants of Tenant. Tenant hereby covenants that, during the term of this Lease as to the Premises:


                  (1) Tenant shall comply at its sole cost and expense with all applicable Environmental Laws and shall be responsible for making any notification or report required to be made by any applicable Environmental Law;

                  (2) Tenant shall not conduct any Hazardous Material Activity on the Premises, except in the ordinary course of its business, including, but not limited to, a. installing any underground storage tanks; b. taking any action that would subject the Premises to the permit requirements under Resource, Conservation and Recovery Act for storage, treatment or disposal of Hazardous Materials, c. disposing of Hazardous Materials in dumpsters provided by Landlord for tenant use, d. discharging Hazardous Materials into drains or sewers, or e. causing or allowing the release of any Hazardous Materials on, to or from the Premises, the Building or the Property;

                  (3) If Tenant's use, including any Hazardous Material Activity, a. gives rise to liability or to a claim under any Environmental Law, or any common law theory of tort or otherwise, b. causes a threat to, or endangers human health or the environment, or c. creates a nuisance or trespass, Tenant shall, to the reasonable satisfaction of Landlord and at Tenant's sole cost and expense, promptly take all actions as are necessary to return the Premises or any adjacent property to the condition existing prior to the introduction of any such Hazardous

Material and to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto. Landlord's written approval of such actions to be taken with respect to the Premises or any adjacent property shall first be obtained;

                  (4) Tenant shall provide Landlord with a. copies of all environmental reports and tests obtained by Tenant, and b. within ten (10) days of Tenant's receipt of a written request by Landlord, any other applicable documents and information with respect to environmental matters;

                  (5) Tenant shall provide Landlord promptly with copies of all summonses, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from any federal, state, or local agency or authority, or any other entity or individual, concerning a. any actual or alleged release of a Hazardous Material on, to or from the Premises, b. the imposition of any lien on the Premises, c. any actual or alleged violation of, or responsibility under, any Environmental Laws, or d. any actual or alleged liability under any theory of common law tort or toxic tort, including, without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity;

                  (6) Tenant shall allow Landlord or its representatives from time to time, at Landlord's expense and reasonable discretion, upon reasonable prior written notice to Tenant to inspect the Premises and conduct an environmental assessment (including invasive soil or groundwater sampling), including, without limitation, to facilitate any sale or lease of the Premises, the Building and/or the Property; and

                  (7) Tenant shall, upon the written request of Landlord, timely provide a report of an environmental assessment of reasonable scope, form and depth by a consultant reasonably approved by Landlord as to (1) any matter to the extent such matter is attributable to events or conditions which arise during the Lease Term and a. for which notice is provided pursuant to the above requirements or b. which may reasonably be believed by Landlord to form the basis for a claim under any Environmental Law or under any common law theory of tort, and (2) the general environmental condition of the Premises within three hundred sixty-five (365) days of the expiration of this Lease or the earlier termination thereof or of Landlord's right to possession of the Premises. If such a requested environmental report is not delivered within seventy-five (75) days after receipt of Landlord's request, then Landlord may arrange for same. The reasonable cost of any assessment pursuant to subpart (1) of this provision or any assessment pursuant to subpart (2) of this provision which discloses a breach of this Section 48 shall be payable by Tenant.

         (d) Rights of Landlord. In the event that Tenant shall fail to comply with any of its obligations under this Article 21 as and when required hereunder and after giving Tenant prior written notice and a reasonable opportunity to cure the same, Landlord shall have the right (but not the obligation) to take such action as is required, in Landlord's sole discretion, to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by

Landlord in connection with such matters. Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable.

         (e) Indemnification and Waiver. Notwithstanding anything contained in this Lease to the contrary, Tenant shall indemnify, hold harmless, and hereby waives any claim for contribution against, Landlord, and its beneficiaries, officers, directors, shareholders, employees, and agents, from and against any and all claims, response costs, losses, liabilities, damages, costs, and expenses, including, but not limited to, the costs and expenses of investigations, studies, health or risk assessments and consulting fees, and including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys' fees and costs, arising out of or in any way connected with any or all of the following:

                  (1) any Hazardous Materials which, at any time during the term of this Lease are or were actually or allegedly generated, stored, treated, released, disposed of, used or otherwise located on or at the Premises, including, but not limited to, any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any Hazardous Material, and (ii) obligations to take response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing; and

                  (2) any actual or alleged illness, disability, injury, or death of any person in any manner arising out of or allegedly arising out of exposure to Hazardous Materials present at the Premises and attributable to events or conditions which arose during the term of this Lease, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

                  (3) any actual or alleged failure of Tenant or the Premises at any time and from time to time to comply with all applicable Environmental Laws to the extent noncompliance is attributable to events and conditions which arose during the term of this Lease; and

                  (4) any failure by Tenant to comply with its obligations under this Article 21.

         In the event any claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such claim or assertion of liability, in a manner and with counsel reasonably acceptable to Landlord, and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 21 shall survive any termination or expiration of this Lease.

                              22. LANDLORD'S LIEN

                            [INTENTIONALLY DELETED]

                                 23. RELOCATION

                            [INTENTIONALLY DELETED]



                        24. SUBORDINATION AND ATTORNMENT

         Tenant agrees that this Lease shall be subject and subordinate to any mortgage, security deed, loan deed or similar instrument now on said Premises and to all advances already made, or which may be hereafter made, on account of said instruments to the full extent of all debts and charges secured thereby and to any renewals or extensions of all or any part thereof and to any such instruments which any owner of said Promises may hereafter at any time elect to place on said Premises, and Tenant agrees upon request to hereafter attorn to the holder of such mortgage, security deed or other instrument as the Landlord under this Lease and execute any paper or papers which the counsel for Landlord may deem necessary to accomplish that end.


                             25. ESTOPPEL CERTIFICATE

         Upon Landlord's request, Tenant shall execute and deliver to the Landlord, within ten (10) days from Tenant's receipt of said request: (a) a statement, in writing, certifying that this Lease is in full force and effect, and setting forth the dates to which the rent and any other charges have been paid, and (b) a statement in writing from any guarantor of this Lease certifying that said guaranty is in full force and effect, and such statements so delivered to the Landlord may be relied upon by any prospective purchaser of, or by any holder or prospective holder of, a mortgage or other security interest in the Building of which the Premises are a part. Tenant's failure to deliver such statements, within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification, except as may be represented by Landlord, that there are no defaults in Landlord's performance, and that not more than one (1) month's rental has been paid in advance.


                                  26. DEFAULT

         The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

         (a) The Base Rental payable under this Lease (including any Additional Rental) or any sum of money due hereunder is not paid when due, and such failure to pay continues for more than ten (10) days after Tenant's receipt of notice thereof from Landlord; provided, however, that Landlord shall not be required to provide Tenant with the notice and ten-day period set forth in this subparagraph more than three (3) times during any Lease Year, and the fourth and each subsequent failure to timely pay such sums during the same Lease Year shall immediately constitute an event of default hereunder.

         (b)      [INTENTIONALLY DELETED]

         (c) Tenant or any guarantor of this Lease files any petition for debt relief under any section or chapter of the national or federal bankruptcy code or any other applicable federal or state bankruptcy, insolvency or other similar act.

         (d) Any petition is filed against Tenant under any section or chapter of the national or federal bankruptcy code or any other applicable federal or state bankruptcy, insolvency or other similar act, and such petition is not dismissed within sixty (60) days after the date of such filing.

         (e) Tenant or any guarantor of this Lease shall become insolvent or transfer property to defraud creditors or there shall be a material adverse change in the net worth or credit rating of Tenant or such guarantor.

         (f) Tenant or any guarantor of this Lease makes material misrepresentations to Landlord prior to or contemporaneously with the execution of this Lease.

         (g) Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors.

         (h) A receiver is appointed for any of the assets of Tenant or any guarantor of the Lease, and such receiver is not removed within sixty (60) days of Tenant's receipt of notice from Landlord to obtain such removal.

         (i) A lien is filed against the Premises, Building or Project, or Landlord's estate therein, by reason of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or anyone holding the Premises by, through or under Tenant, and Tenant fails to cause the same to be vacated and canceled of record, or bonded off in accordance with the provisions of this Lease, within twenty (20) days after the filing date thereof.

         (j) Tenant fails to observe, perform and keep each and every one of the covenants, agreements, provisions, stipulations and conditions contained in this Lease to be observed, performed and kept by Tenant, including without limitation the "Rules and Regulations" for the Project of which the Premises is a part, and unless otherwise specified herein, Tenant persists in such failure for twenty (20) days after receipt of notice by Landlord requiring that Tenant correct such failure; provided, that in the event any such failure is not reasonably susceptible of cure within such twenty (20) day period, Tenant shall have a reasonable time to cure such failure, provided Tenant commences cure as soon as is reasonably possible, and prosecutes such cure diligently to completion.


                                 27. REMEDIES

         Upon the occurrence of an event of default by Tenant, Landlord shall have the option to do and perform any one or more of the following:

         (a) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without notice and prejudice to any other remedy available, enter and take possession of the Premises and remove Tenant, or anyone occupying the Premises, and its effects without being liable to prosecution or any claim for damages. In the event of termination of this Lease, Tenant shall be responsible to Landlord for (i) all payments due under this Lease prior to the date of termination, (ii) all costs incurred by Landlord in connection with such termination, and (iii) the entire amount of Base Rental, Additional Rental and other charges due hereunder for the remainder of the Term, less the then fair market rental value of the Premises for the remainder of the Term, with such difference discounted to its present value by using a discount factor of 6%. Such amount shall be paid by Tenant to Landlord immediately upon demand by Landlord and shall constitute liquidated damages and not a penalty or forfeiture (Tenant and Landlord agree that the actual damages are impossible to ascertain and that the amount described above is a reasonable estimate thereof). If Landlord elects to terminate this Lease, Tenant's liability to Landlord for damages shall survive such termination.

         (b) Landlord may correct such default, and Tenant shall reimburse Landlord, upon demand, for the cost incurred by Landlord in caring such default.

         (c) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease. Landlord may enter upon and take possession of the Premises as agent of Tenant without terminating this Lease (termination of this Lease shall only occur by written notice of such termination from Landlord to Tenant) and without being liable to prosecution or any claim for damages. Landlord may elect to relet the Premises, but shall have no obligation to do so. In the event that Landlord elects to relet the Premises, Landlord may make any reasonable alterations or refurbish the Premises, or both, or change the character or use of the Premises. Landlord may relet all or any portion of the Premises, alone or in conjunction with other portions of the Building, for a term longer or shorter than the Term of this Lease, at a rental rate provided in this Lease, and upon such other terms (including the granting of concessions) as Landlord solely determines to be acceptable. If Landlord elects to reenter and relet all or any portion of the Premises, Landlord shall apply the rent so collected as follows:

                  (i) first, to any amount due hereunder other than Base Rental and Additional Rental;

                  (ii) second, to the payment of costs and expenses of such reletting;

                  (iii) third, to the payment of Base Rental and Additional Rental;

                  (iv) fourth, the residue shall be held and applied to future Base Rental and Additional Rental due hereunder, and if any such excess exists at the termination of this Lease it shall be paid over to Tenant.

No such reentry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord, however, shall have no duty to relet the Premises, and Landlord's failure to do so shall not release Tenant's liability for rent or damages. Tenant shall remain fully liable to Landlord for the deficiency between any rent collected as a result of reletting and the rent and other sums that are owed from Tenant to Landlord under this Lease. Landlord shall have the right to rent any other available Space in the building before reletting or attempting to relet the Premises.

                  (d) In addition to all other sums that are owed by Tenant to Landlord under this Lease, upon such event of default, Tenant shall become liable for any costs incurred by Landlord under this Lease for the completion of any improvements to the Premises, and any real estate commissions paid by Landlord under this Lease (collectively, the "Landlord's Costs"), to the extent set forth in this paragraph. The entire amount of the Landlord's Costs shall be amortized evenly over the Lease Term, and so long as Tenant does not default in its obligations under this Lease, and fail to cure such default within the applicable period of cure, if any, provided under this Lease, then Tenant shall have no liability to Landlord for the repayment of any portion of the Landlord's Costs. However, in the event that Tenant shall default in its obligation under this Lease, and Tenant shall fail to cure such default within the applicable period of cure, if any, provided under this Lease, then in addition to all of Landlord's other remedies available under this Lease, Tenant shall also be liable to Landlord for the portion of the Landlord's Costs that remains amortized but unpaid between the date of such default and the expiration of the Term of this Lease.

                  (e) The above-stated remedies of Landlord are to be in addition to, and not in lieu of, any other nights and remedies provided Landlord either at law or in equity. No delay in enforcing the provisions of the Lease shall be deemed to constitute a waiver of such default by Landlord, and the pursuit by Landlord of one or more remedies shall not be deemed to constitute an election against other remedies.


                       28. EFFECT OF TERMINATION OF LEASE

         No termination of this Lease prior to the normal ending thereof by lapse of time or otherwise shall affect Landlord's right to collect sums due hereunder for the period prior to termination thereof.


                              29. ATTORNEYS' FEES

         If any rent or other sum due and owing under this Lease is collected by or through an attorney at law, then, in addition to such sums, Tenant shall also pay Landlord's reasonable attorneys' fees and other reasonable costs incurred in such collection.


                              30. QUIET ENJOYMENT

         Landlord represents and warrants that it has the full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or disturbance from Landlord, subject to the terms and provisions of this Lease.

                           31. SURRENDER OF PREMISES

         At the termination of this Lease, Tenant shall surrender the Premises and keys thereto to Landlord in same condition as at commencement of the Term, normal wear and tear, loss by fire or other casualty not caused by Tenant, Tenant's employees, agents or contractors, and condemnation excepted.


                                32. HOLDING OVER

         If Tenant remains in possession of the Premises after expiration of the Term hereof, without Landlord's written consent, Tenant shall be a holdover tenant at sufferance, and there shall be no renewal of this Lease by operation of law. During any such holdover period, Tenant shall pay holdover rent equal to 200% of the last Base Rental and Additional Rental amount due from Tenant prior to such holdover.


                             33. REMOVAL OF FUTURES

         Tenant may (if not in default hereunder) prior to the expiration of this Lease or any extension thereof, remove all unattached and movable personal property and equipment which Tenant has placed in the Premises, provided Tenant repairs all damages to the Premises caused by such removal. All personal property of Tenant remaining on the Premises after the end of the Term shall be deemed conclusively abandoned, notwithstanding that title to or a security interest in such personal property may be held by an individual or entity other than Tenant, and Landlord may dispose of such personal property in any manner it deems proper, in its sole discretion, and Tenant shall reimburse Landlord for the cost of removing such personal property. Tenant hereby waives and releases any claim against Landlord arising out of the removal or disposition of such personal property, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against the claims of all third parties resulting from such removal. Tenant's obligations under this paragraph shall survive the expiration or earlier termination of this Lease.


                                  34. NOTICES

         Any notice or other communication required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant stated below, or if sent by certified United States Mail, return receipt requested, or if sent by receipted overnight delivery service to said addresses. Notice effected by hand delivery or receipted overnight delivery service shall be deemed to have been received upon the earlier of actual receipt or refusal thereof. Any notice mailed shall be deemed to have been received upon the earlier of (a) actual receipt, (b) refusal thereof, or (c) three (3) days after mailing of same. Either party shall have the right to change its address to which notices shall thereafter be sent, and the party to whose attention such notice shall be delivered, by giving the other party notice thereof in accordance with the provisions of this paragraph; provided, however, that the party in actual or constructive possession of the Premises under this Lease from time to time may not change its address to which notices shall thereafter be sent to eliminate the Premises as an acceptable address where notices to such party may be forwarded or delivered. Until such time as either party shall change its address for notices, notices shall be forwarded as follows:

           To Landlord:              Gran Central Corporation
                                     c/o CNL Corporate Properties, Inc.
                                     455 South Orange Avenue
                                     Suite 400
                                     Orlando, Florida 32801
                                     Attention: Stuart Beebe

           To Tenant:                Triton Network Systems, Inc.
                                     7547 Commerce Center Drive
                                     Orlando, Florida 32819
                                     Attention ________________________

                              35. AGENCY DISCLOSURE

         CNL Corporate Properties, Inc. ("Broker") has represented Landlord in this transaction, and no broker has represented the Tenant in this transaction. Broker will be compensated by Landlord by separate agreement. Landlord and Tenant (each of which is an "Indemnifying Party" hereunder) represent to each other that they have dealt with no broker, agent or finder in connection with this transaction other than Broker. Each Indemnifying Party hereby indemnifies the other party and agrees to hold such other party harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, expenses and fees (including attorneys' fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this agreement, or to the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity, other than Broker, based upon any agreement made or alleged to have been made by such Indemnifying Party or its agent or representative, or the conduct or the alleged conduct of such Indemnifying Party or its agent or representative. The provisions of this paragraph shall survive termination or expiration of the Lease.

                           36. EXCULPATION OF LANDLORD

         Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building, and neither Landlord nor any joint venturers (if any), partners, officers, directors, employees or shareholders of or in Landlord shall have any personal liability whatsoever with respect to this Lease.

                                   37. PARKING

         Tenant shall have the right to use in common with other tenants of the Building the parking facilities of the Building, if any, as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's vehicles, or the vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas. Tenant shall not park or permit to be parked any inoperative or abandoned vehicles or equipment on any portion of the parking or loading areas. If any abandoned vehicles are discovered by Landlord to exist anywhere in the Project, Landlord shall have the right to remove same from the Project in accordance with applicable law. The maximum number of vehicles which may be parked in the Building's parking facility by Tenant, Tenant's employees, agents or contractors is five and one-half (5.5) vehicles per One Thousand (1,000) square feet of Rentable Area in the Premises. As of the Effective Date hereof, the parking facility of the Building consists of unassigned spaces located in an uncovered surface parking lot. Landlord may, in Landlord's sole discretion, elect to construct a covered parking facility where parking may be permitted on an assigned, reserved basis for a limited number of spaces (the "Reserved Spaces"). If Landlord elects to create and/or designate Reserved Spaces, (i) Landlord reserves the right to relocate or eliminate such Reserved Spaces; (ii) access to the Reserved Spaces will be afforded by a permit or access card; (iii) Landlord reserves the right to assess a fee to park in the Reserved Spaces and for the issuance or replacement of the permits or access cards; (iv) permits allowing vehicles to be parked in the Reserved Spaces are subject to availability, and may be issued by Landlord on any basis that Landlord determines to be appropriate; (v) Landlord reserves the right to remove from the Reserved Spaces any vehicle that is parked there for which no permit allowing such parking has been issued; (vi) although Landlord may designate the spaces as being "Reserved" and Landlord has the right to remove from the Reserved Spaces any vehicle that is parked there for which no permit allowing such parking has been issued, Landlord shall have no obligation to police the use of the Reserved Spaces, and Landlord shall not be responsible for ensuring that unauthorized vehicles do not park in the parking spaces reserved for Tenant

                                   38. SIGNAGE

         Landlord agrees that Tenant shall be listed on the Building directory at no cost or expense to Tenant. Tenant shall not place any signs, decals or other materials upon the windows or suite doors of the Premises, nor on the exterior walls of the Premises. Landlord agrees to provide Tenant, at Landlord's expense, one building standard suite door tenant identification sign. Any additional signage desired by Tenant must receive the prior written approval of Landlord and the management company of the Building, which may be granted or denied in their sole discretion.

                               39. FORCE MAJEURE

         Each party shall be excused from performing an obligation or undertaking provided for in this Lease (other than the obligation of Tenant to pay any and all items of rent as the same become due under the applicable provisions of this Lease) so long as such performance or undertaking is prevented, delayed, or hindered by a strike, lockout, labor dispute, civil commotion, act of God, or any other cause outside and beyond such party's control.

                                  40. AUTHORITY

         If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws and resolutions of said corporation, and that this Lease is binding upon said corporation. If Tenant is a partnership, each individual executing this Lease on behalf of such partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the partnership, and that this Lease is binding on the partnership. The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

                                 41. DEFINITIONS

         "Landlord" as used in this Lease shall include the first party named in this Lease, and its representatives, assigns and successors in title to Premises. "Tenant" shall include the second party named in this Lease, and his, hers or its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or subtenants, as to Premises covered by such assignment or sublease.

                            42. RULES AND REGULATIONS

         The current rules and regulations for the Building are attached hereto as Exhibit "D," and are incorporated herein by this reference. Additionally, Landlord may hereafter, from time to time, adopt and promulgate such additional, reasonable and non-discriminatory rules and regulations for the government and management of said Building as Landlord may reasonably determine to be necessary (all such existing and future rules and regulations are collectively referred to as the "Rules"). During the Term of this Lease, Tenant shall at all times comply with the Rules and shall ensure compliance with the Rules by Tenant's employees, agents and contractors.

                                  43. GUARANTY

                             [Intentionally Deleted)

                              44. ENTIRE AGREEMENT

         This Lease, including any attachments made a part hereof, contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

                                  45. RADON GAS

         As directed by Section 404.056, Florida Statutes: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

                               46. ROOF EQUIPMENT

         Tenant shall have the right to install a transmitter box (or boxes) on the roof of the Building for the purpose of facilitating Tenant's business in the Premises. The size, weight and location of such transmitter boxes shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld.

                            47. RIGHT OF FIRST OFFER

         Landlord hereby grants Tenant a right of first offer to lease the entire third floor of the Building (the "Expansion Space") during the Term of this Lease on the terms set forth in this paragraph 47. At such time as Landlord desires to lease all or any part of the Expansion Space, Landlord shall give Tenant the prior opportunity to expand the Premises to include the entirety of the Expansion Space. Landlord shall make a written offer to Tenant stating the terms upon which Landlord would be willing to lease the Expansion Space to Tenant. Tenant shall have five (5) business days from the date of receipt of such notice from Landlord to exercise its right hereunder to expand the Premises to include the Expansion Space. If Tenant does not give such written notice to Landlord within such five (5) business day period, then Landlord may lease such space to a third party. If Tenant fails to give such written notice to Landlord within such five (5) business day period, Tenant shall be deemed to have waived its right of first offer, and Tenant shall no longer have a right of first offer to lease the Expansion Space. The right of first offer set forth herein shall be contingent upon this Lease then being in full force and effect and there does not then exist any event of default by Tenant under this Lease.

   IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, in quadruplicate, the day and year first above written.

                                     TENANT:

                                     TRITON NETWORK SYSTEMS, INC.


                                     By: /s/ [ILLEGIBLE]
                                     ----------------------------

                                     Title: President
                                            ---------------------


                                     LANDLORD:

                                     GRAN CENTRAL CORPORATION,
                                     a Florida corporation


                                     By: /s/ [ILLEGIBLE]
                                     ----------------------------

                                     Title: As Agent
                                            ---------------------

                                   EXHIBIT A


                            [PRELIMINARY SPACE PLAN
                            TRITON NETWORK SYSTEMS]

                                   EXHIBIT B

            DESCRIPTION OF PROPERTY ON WHICH THE PROJECT IS SITUATED

Block A, SOUTH PARK UNIT THREE, as recorded in Plat Book 17, Page 28, Public Records of Orange County, Florida. LESS: BEGIN at the most Easterly corner of Block A, SOUTH PARK UNIT THREE, as recorded in Plat Book 17, Page 28, Public Records of Orange County, Florida, thence run North 30 degrees 59 minutes 15 seconds West 2065.24 feet along the Easterly boundary of said Block A to the most Northerly corner of said Block A; thence run South 59 degrees 00 minutes 44 seconds West 405.13 feet along the Northerly boundary of said Block A to a point on the Easterly right-of-way line of South Park Circle as shown on the plat of SOUTH PARK UNIT ONE, as recorded in Plat Book 14, Page 84, Public Records of Orange County, Florida, said Easterly right-of-way line being a nontangent curve concave Westerly having a radius of 699.16 feet; thence from a tangent bearing of South 30 degrees 22 minutes 19 seconds East, run Southerly 100.43 feet along the arc of said curve and said Easterly right-of-way line through a central angle of 08 degrees 13 minutes 46 seconds to a point on the Southerly boundary of that certain 100.00 foot wide Drainage and Utilities Easement as show on the aforesaid plat of SOUTH PARK UNIT THREE; thence run North 59 degrees 00 minutes 44 seconds East 313.41 feet along said Southerly boundary; thence run South 30 degrees 59 minutes 15 seconds East 1965.25 feet along the Westerly boundary of said 100.00 foot wide Drainage and Utilities Easement to a point on the Southerly boundary of the aforesaid Block A; thence run North 59 degrees 00 minutes 25 seconds East 100.00 feet to the Point of Beginning.

CONTAINING: 78.601 Acres, more or less.

SUBJECT TO: Easements.

                                    EXHIBIT C

                                   WORK LETTER

         This work letter is part of the Lease dated March 26, 1998 between TRITON NETWORK SYSTEMS, INC., as Tenant, and GRAN CENTRAL CORPORATION, as Landlord, and shall be subject to all of the same terms, definitions and conditions of the Lease. Landlord and Tenant agree as follows:

1.       Landlord's Work:

         1.1 Shell Improvements. Landlord shall provide, at its own expense, as part of the base building improvements, the following (the "Shell Improvements") to the Premises:

             (a) Sprinkler System. Building is fully sprinklered per code with protruding sprinkler heads with chrome plated escutcheon trim rings.

             (b) Heating, Ventilation and Air Conditioning. System consists of main distribution ducts, perimeter supply slot diffusers and associated fixtures to provide cooling, dehumidification, ventilation and heating during Building Standard hours of operation. Floors are divided into zones, each served by a variable air volume unit and controlled by individual thermostats. Heating will be supplied by utilizing fan-powered boxes with electric heating elements located in exterior zones and below roof areas. The HVAC system will be controlled and monitored by an energy management system.

             (c) Electrical. Building Standard electrical distribution system is provided to tenant areas for further sub-distribution (lighting and power). Panel spaces in the electrical closet will be allotted on the basis of square footage.

             (d) Window Covering. All exterior windows provided with 1" horizontal mini-blinds in a white anodized aluminum finish.

2.       Tenant Improvements:

         2.1 Definition: Except for the Shell Improvements, all tenant improvements in the Premises, to prepare the Premises for occupancy by the Tenant (herein called the "Tenant Improvements"), will be charged to the cost or the Tenant Improvements, subject to the terms of the Lease. Except as set forth herein, Tenant accepts the Premises in their "as is" condition, and Landlord shall have no obligation to make any improvements to the Premises not specifically set forth herein.

         2.2 Plans and Specifications. An architect and engineers licensed by the State of Florida shall prepare the architectural, mechanical and electrical plans and specifications for the layout and improvements of the Premises ("Plans"). The plans shall be in such form and detail as required by Landlord in order to determine (a) if the materials requested by Tenant meet the quality standards prescribed by Landlord for "Building Standard" materials (as defined in Paragraph 7 below); and (b) the effect of the Tenant Improvements on the structural components and service systems and facilities of the Building.

             (a) Space Plan: The "Space Plan" shall be a schematic space plan for the Premises, including a full and accurate description of the size and location of all partitions and doors as well as equipment that could affect structural components and service systems and facilities of the Building.

             (b) Final Plan: The "Final Plans" shall consist of all plans and specifications necessary to construct the Tenant Improvements, including mechanical and electrical working drawings. Tenant's Final Plans will be certified by an architect licensed to do business in Florida and will be in a form in which building and occupancy permits can be obtained.

         2.3 Permits: The Plans will be submitted to the City for plan check and permit. Any changes required by the City will be incorporated into the Plans and any costs will be charged to the cost of the Tenant Improvements. Landlord will not be responsible for delays caused by the City beyond what was anticipated in the schedule.

         2.4 "As-Built" Plans. A set of "as-built" plans of the Premises, in such form and detail as required by Landlord, shall be delivered to Landlord within 60 days after Tenant's occupancy. The "as-built" plans required by this paragraph may consist of the original reproducible drawings from the Final Plans, accurately marked to show all material changes from the Final Plans made in actual construction of the Tenant Improvements.

         2.5 Schedule. Tenant will comply with the attached Schedule of Submissions and Approvals (Annex A) which outlines a timetable of responsibilities for actions and response on the part of Tenant. Failure on the part of Tenant to meet the requirements outlined in the Schedule may result in a delay to the Tenant Improvements and non-extension of the Commencement Date.

3.       Construction:

         3.1 Contractor. Landlord will enter into a construction contract with a contractor or contractors (the "Contractor") to perform the work for the Tenant Improvements. For

Landlord's services of coordination of the Tenant Improvements with the Shell Improvements and other administrative work, Landlord or its affiliate will receive a fee of 5% of the cost of the Tenant Improvements. Landlord's cost for the Tenant Improvements less credits (including the Allowance) shall constitute rent due pursuant to the Lease. All requests for extras or changes to the work in addition to instructions regarding the work to be performed by the Contractor shall be made through Landlord.

         3.2 Performance. All work shall be performed in accordance with the Plans for the Tenant Improvements and in conjunction with Shell Improvements as built conditions.

         3.3 Landlord's Services. Landlord shall provide at Landlord's expense to Contractor all necessary utilities, elevators or hoisting, general security and access during normal working hours. At times other than normal working hours Contractor will reimburse Landlord for Landlord's actual HVAC costs, elevator services and security.

         3.4 Deliveries. The scheduling of deliveries of materials will be coordinated with Landlord. In the event that Landlord reasonably determines that a delivery during normal working hours would disrupt the normal operation of the Building, Landlord may require that such delivery be made at a time other than during normal working hours.

         3.5 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at any time, and may reject work that does not (a) strictly conform with code or with Tenant's Plans as to any matter that might affect the exterior appearance of the Premises or the structural components or service systems and facilities of the building, or (b) substantially conform with Tenant's Plans in all other aspects.

         3.6 Special Materials. Should any material (such as wall covering, carpet, special equipment, special fixtures, or the like) that Tenant specifies have an unusually long delivery date or cannot be located within a reasonable time in order for Landlord to complete the Premises, or Landlord finds that any of the specified materials would delay completion of the Premises, Landlord will provide Tenant with written notification of that fact. Tenant shall have seven
(7) calendar days to change the specifications to materials which are readily available. If Tenant fails to change the specifications in writing to Landlord within seven (7) calendar days, then the Premises will be deemed to be substantially complete without those items and other items delayed as a result of them not having been installed.

         3.7 Materials Supplied by Tenant. Any material or items that Tenant may be supplying to Landlord for Landlord's installation in the Premises must be delivered on site by May 1, 1998, or the Premises will be deemed substantially complete without those items or other items delayed as a result of late delivery by Tenant having been installed.

         3.8 Substantial Completion. Substantial Completion of the Premises is defined as the availability of the Premises for its intended use, notwithstanding the provisions of Paragraphs 3.6 and 3.7 above and punch list items not affecting the functions of the Premises.

         3.8.1 If Tenant requests any changes in the specifications for the Building Standard improvements or in the approved Plans for the Tenant Improvements, Tenant shall present Landlord with revised plans and specifications. If Landlord approves such changes, Landlord shall incorporate such changes in the Tenant Improvements. However, Landlord may require prior to proceeding with any changes, additional cash advances against Tenant's Costs (if Landlord determines that Tenant's proposed changes will increase the amount of such costs).

         3.8.2 If Tenant requests changes in the Building Standard improvements or in the approved Plans for the work to be performed hereunder, or if Tenant shall otherwise delay the completion of the work, Tenant's obligations to pay rent hereunder shall nevertheless commence on the date set forth in Section 1 of the Lease and the "Commencement Date" under the Lease shall not be delayed pursuant to Section 3 of the Lease.

4.       Payment for Tenant Improvements.

         4.1 All costs and expenses incurred for the construction of the Tenant Improvements ("Tenant's Costs") shall be paid by Tenant, less any credit to Tenant from Landlord pursuant to Paragraph 4.5 below.

         4.2 Any modifications or additions required to the Premises' life safety systems brought about by final schematic drawings and specifications (such as the addition and/or relocation of demising walls, sprinkler heads, exit lights, emergency lighting, firehorns, or the like) shall be a cost of the Tenant Improvements.

         4.3 Tenant's Costs shall be payable as follows:

             (a) Tenant shall pay to Landlord prior to the commencement of construction of the Tenant Improvements, an amount equal to fifty percent (50%) of the Tenant's Costs (as then estimated by Landlord).

             (b) Prior to occupancy of the Premises, Tenant shall pay to Landlord the unpaid balance (as such amount can then be reasonably estimated based on available data) of Tenant's Costs, plus any approved modifications thereto.

         4.4 The amounts payable hereunder shall constitute additional rent due under the Lease and shall be due at the time specified herein. Tenant's failure to make any such payments when due shall constitute a default under the Lease, entitling Landlord to all of its remedies thereunder.

         4.5 Allowance. Tenant shall receive an allowance ("Allowance") of $15.00 per square foot of Rentable Area in the Premises to offset the cost of the Tenant Improvements.

         4.6 Payment of Allowance. Landlord shall charge the cost of the Tenant Improvements to the amount provided as an Allowance. Certain items of Improvement work such as ceiling grid and tile, blinds, light fixtures and mechanical work may have been supplied and/or installed by Landlord during the construction of the Building for the benefit of Tenant. These items will be charged to the Allowance on a unit cost basis. Tenant shall not be entitled to receive any portion of the Allowance which is not used for the payment of the Tenant Improvements, if the cost of the Tenant Improvements is less than the Allowance.

         4.7 Substitution and Credits. Tenant may request Landlord to substitute alternate materials for the specified Building Standard materials provided such substitutes are new and are of a quality at least comparable to those replaced as approved by Landlord. In the event that Tenant chooses not to use or to substitute for the Building Standard materials, the cost of the work will be charged with the value of the materials purchased by Landlord for the Premises. All Building Standard materials, whether installed by Landlord or not, shall be purchased from Landlord.

5.       Delay.

         5.1 Force Majeure. "Force Majeure" as used in this Work Letter means a strike or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortage of fuel, supplies or labor resulting from a national or other public emergency, or any other cause, whether similar or dissimilar to the above, beyond Landlord's or Tenant's reasonable control that delays the construction of the Tenant Improvements, except that if Tenant employs an outside contractor no strike against such contractor or other labor trouble will be reason for any postponement of Commencement Date.

         Upon occurrence of an event of Force Majeure, Tenant shall within three business days give notice to Landlord, specifying the event of Force Majeure and the anticipated delay in completion of the Tenant Improvements resulting therefrom. The Commencement Date shall be postponed by the number of days that completion of the Tenant Improvements was actually delayed by event of Force Majeure, provided, that in no event shall the Commencement Date be postponed until later than the date of completion of the Tenant Improvements. "Completion of the Tenant Improvements" as used in this Paragraph 5.1 means Substantial Completion of the Tenant Improvements. When Tenant gives Landlord notice of an event of Force Majeure, Landlord shall have the right, but shall not be required, to take action to mitigate the effect of the event of Force Majeure and to shorten the delay resulting therefrom.

         5.2 Delays Caused by Landlord. In the event the completion of the Tenant Improvements has been materially delayed by acts or omissions of Landlord, then the

Commencement Date shall be postponed by the number of days of delay caused by such acts or omissions of Landlord; provided that upon occurrence of a delay caused by Landlord, Tenant shall give notice of the delay to Landlord within three business days, specifying the act or omission of Landlord that caused the delay and the anticipated length of the delay. In the event that a delay caused by an event of Force Majeure runs concurrently with a delay caused by Landlord, the concurrent period of delay shall not be counted twice in determining the period of postponement of the Commencement Date.

         5.3 Other Delays. Except for delays caused by the acts or omissions of Landlord or by events or Force Majeure, no delays in completion of the Tenant Improvements for any reason whatsoever shall postpone the Commencement Date. Specifically, without limiting the generality of the foregoing, the Commencement Date shall not be postponed on account of any delays caused by Tenant's requirements for the Tenant Improvements, including delays caused by shortages, unavailability of long lead procurement items of unusual or nonstandard materials required for the Tenant Improvements; or on account of any other delay caused by Tenant or the Contractor unless Landlord is the Contractor.

6. Conflicts. In the event of a conflict between the terms and conditions of this Work Letter and the Lease, the provisions of the Lease shall control.

7. Building Standard Specifications. The following are the minimum specifications for Building Standard improvements:

         7.1 Demising Partitions. One-hour fire rated partitions to deck, consisting of 5/8" type "X" gypsum board on both sides of 2-1/2" metal studs with 2" sound insulation batt. Partitions are taped, floated and ready to receive paint or wall covering as required for Tenant's design.

         7.2 Interior Partitions. Seventy-five (75) linear feet per 1,000 usable square feet.

             (a)  Framing Materials:

                  (i) Studs and Tracks: ASTM C645; GA-216; 25 gauge (except where noted otherwise in the drawings) galvanized sheet steel, "C" shape, 3-5/8" and 6" width as indicated in drawings.

                  (ii) Standard Furring, Framing, and Accessories: ASTM C645; GA-216; 25 gauge galvanized sheet steel, hat shape, 7/8" depth.

                  (iii) Furring at fire rated floor assembly; 7/8" depth, hat shape spacing and gauge as required to support weight of suspended ceilings, light fixtures, fire sprinkler piping and air conditioning duct work. Submit design data signed and Sealed by a Structural Engineer registered in the State of Florida.

                  (b)      Gypsum Board Materials:

                           (i)      Standard Gypsum Board: ASTM C36; 5/8 inch
thick, maximum available length in place; ends square cut, tapered edges.

                           (ii)     Moisture Resistant Gypsum Board: ASTM C630;
5/8 inch thick, maximum available length in place; ends square cut, tapered edges.

                           (iii)    Fire Rated Gypsum Board: ASTM C36; fire
resistive type, UL or WH rated; 5/8 inch thick, maximum available length in place; ends square cut, tapered edges.

                  (c)      Acoustic Insulation at Demising Partitions

                           (i)      Unfaced Fiber Glass Batts:

                                    (i)         Material: Flame spread 25 or
less ASTM E84; smoke development 50 or less ASTM E84; 2 inches thick;
width to match stud spacing and/or 24" wide above suspended ceilings.

                           (ii)     Acoustic Sealant: ASTM C834; Non-hardening:
non-sagging, non-staining, non-skinning, paintable latex sealant for use in conjunction with gypsum board.

                  (d) Maintain clearance under structural building members to avoid deflection transfer to studs. Provide extended leg ceiling runners.

                  (e)      Acoustic Accessories Installation

                           (i)      Place acoustic insulation in partitions
tight within spaces, around cut openings, behind and around electrical and mechanical items within or behind partitions, and tight to items passing through partitions.

                           (ii)     Install acoustic sealant at gypsum board
perimeter at:

                                    (1)      Metal Framing: One bead.

                           (iii)    Caulk all penetrations of partitions by
conduit, pipe, duct work, and rough-in boxes.

                  (f)      Wall Joint Treatment

                           (i)      Tape, fill, and sand exposed joints, edges,
and corners to produce smooth surface ready to receive finishes. Fill and sand fastener heads and surface defects to produce smooth surface ready to receive finishes.

                           (ii)     Feather coats onto adjoining surfaces so
that camber is maximum 1/32 inch.

                           (iii)    Taping, filling, and sanding are not
required at surfaces behind adhesive applied ceramic tile.

                  (g)      Tolerances

                           (i)      Maximum Variation of Finished Gypsum Board
Surface from True Flatness: 1/8 inch in 10 feet in any direction.

         7.3 Suite Entry Door and Hardware. Full height, including solid core oak door with metal frame closer. Hardware is a heavy duty level type lockset provided in Building Standard finish. One (1) unit each per tenant suite. MANUFACTURERS: Locksets/Cylinders/Closers - Yale (or approved equal); Butt Hinges - Hager (or approved equal); Stops/Silencers/Kick Plates - Rockwood (or approved equal).

         7.4 Interior Doors and Hardware. Hardware is a heavy duty lever style latchset provided in Building standard finish. One (1) unit per 500 usable square feet. MANUFACTURERS: Locksets/Cylinders/Closers - Yale (or approved equal); Butt Hinges - Hager (or approved equal); Stops/Silencers/Kick Plates - Rockwood (or approved equal).

                  (a)      Flush Interior Doors:

                           (i)      7'-0" high, 1-3/4 inches thick; solid core,
wood face, 5-ply PC-5 construction.

                           (ii)     Core: Solid, hot glued to stiles and rails,
with wood lock blocks.

                           (iii)    Veneer Facing: AWI Premium quality Red Oak
species wood, rift cut with book matched grain in each leaf and match each leaf in pair of doors.

                           (iv)     ADA compliant door closers and coordinators
for tenant doors.

                           (v)      Tenant entry doors must have master
cylinder to match building system keying door lock master keyed to shell building keying system.

                  (b) Comply with ADA door opening force and sweep period requirements. Provide adjustable units complying with ANSI A117.1 provisions for door openings force and delayed action closing. Comply with the following:

                           (i)      Fire Doors: Minimum opening force allowable
by the appropriate administrative authority.

                           (ii)     Interior Hinged Doors: Maximum 5 lbs.
opening force.

                           (iii)    Exterior Hinged Doors: Maximum 8.5 lbs.
opening force.

                  (c) Door Locks. Landlord has established a factory grand master keying system. Key door locks to building master. Review with Landlord and obtain Landlord's written approval.

                  (d)      Hardware (Exterior)

                           (i)      Weather Stripping: Manufacturer's standard.

                           (ii)     Sill Sweep Strips: Manufacturer's standard.

                           (iii)    Threshold: Extruded aluminum, one piece
per door opening, ribbed surface.

                           (iv)     Coordinator and Carry Bars: Provide
coordinator and carry bars as required in the hardware sets. Coordinator and carry bars are required to meet ANSI A156.2 type 21.

                           (v)      Exterior doors in store front systems will
be aluminum.

                           (vi)     Exterior doors in masonry openings shall be
galvanized to ASTM A525.

                           (vii)    Frames should be welded with 2" wide face,
double rabbited and mitered corners welded and ground smooth. They should be made of cold rolled 14 ga. galvanized steel for exterior openings and 16 ga. for interior openings. These doors should also have silencers and be primed ready for paint.

         7.5 Painting. Two coats of flat latex paint selected from Building Standard colors. Maximum of two colors per tenant suite as required for Building Standard Partitions.

         7.6 Electrical Equipment. One (1) outlet per 150 usable square feet.

                  (a)      Record Drawings

                           (i)      The National Electrical Code (NEC), Florida
Electrical Code, National Electrical Safety Code, NFPA, ADA, and OSHA shall establish the minimum requirements for installation; but in addition, all work shall also comply with Local, State, County, or Municipal code requirements.

                           (ii)     Be familiar with local code requirements
and local utility company standards for electrical service requirements, and make installation in accordance with such requirements.

                           (iii)    The Architect/ Engineer will maintain
this set of drawings in an accessible location for review at any time. The intent of this set of drawings is to create an "As-Built" drawing package as the project proceeds.

                  (b)      Conduit

                           (i)      Electrical metallic tubing (EMT) shall be
restricted for use in building interior only. Do not install underground or where exposed to moisture. EMT fittings may be set-screw type.

                           (ii)     Flexible conduit shall be used for final
connections to motors appliances, and vibrating equipment, Length not to exceed 18" for motor or vibrating equipment or 6' maximum for lighting fixtures. Liquid-tight flexible conduit shall be used in areas exposed to moisture.

                           (iii)    Electrical non-metallic tubing (ENT) shall
not be used.

                  (c)      Outlet Boxes

                           (i)      All outlet boxes, extensions, and cover
frames shall be galvanized sheet steel. Boxes shall be 1-1/2" deep, minimum, and shall be sized to accommodate the installed conduit, conductors, and device. Boxes to which fixtures are installed shall have studs and straps to support fixture weight.

                  (d)      Pull and Junction Boxes

                           (i)      Pull and junction boxes shall be
constructed of code-gauge galvanized sheet steel and fitted with screw covers held in place with corrosion-resistant machine screws.

                           (ii)     Furnish boxes where noted on drawings or
where necessary to facilitate conductor pulling and splicing. Splicing of conductors is to be avoided as much as possible with continuous lengths being preferred. Box sizes shall conform to sizes required by NEC or as indicated on drawings.

                  (e)      Wiring Devices

                           (i)      All devices shall be commercial
specification grade and product of one manufacturer throughout project except as otherwise noted. Device color shall be white, black or stainless in all finished areas.

                           (ii)     Wall switches shall be 20 ampere, 120-277
volt, AC, toggle handle, quiet type, with side or back wiring terminals. Switches shall be single or multi-pole, as indicated on drawings.

                           (iii)    Duplex receptacles shall be straight blade,
20 ampere, 125 volt, AC, of grounding type, with side or back wiring terminals.

                           (iv)     Device plates shall be smooth plastic, 0.10"
thick, ivory color in all finished areas. Surface-mounted device outlets shall be fitted with appropriate sheet steel or cast metal cover plates to match device and box.

                           (v)      Where indicated, gang devices together in
common boxes with device straps bounded to metallic systems or separate grounding conductor.

                           (vi)     Wiring device mounting height shall be as
follows, unless otherwise noted or required:

                                    Light switches and controls - 48" above
                                    floor to top

                                    Receptacles - 18" above floor to bottom

                                    Telephone, TV, and computer outlets -
                                    18" above floor to bottom

                                    Fire alarm horn/strobe devices -
                                    8'-0" above floor to center

                  (f)      Lighting Fixtures (1 per 85 sq.ft.)

                           (i)      Furnish and install all lighting fixtures
as shown on drawings and specified in fixture schedule. The fixture schedule is intended as a guide for selection. Unless otherwise noted, fixtures of other manufacturers will be acceptable if of similar design and characteristics, subject to approval.

                           (ii)     Ballasts for fluorescent fixtures shall be
low-energy type, high-power factor, ETL certified, and CBM approved, Class P, automatic thermal resetting variety with south rating "A". Complete ballast information must be provided with the lighting submittal package.

                           (iii)    All light fixtures shall be installed in
accordance with the manufacturer's installation instructions and recommendations.

                           (iv)     Connect single-connected fixtures, surface
or stem hung, with heat-resistant fixture wire. Connect multiple-connected fluorescent fixtures, surface or stem hung, with type THHN heat-resistant thermoplastic wire of a size indicated for branch circuit.

                           (v)      Support fixtures to be recessed in readily
removable tile ceilings (lay-in type) from the T-bar tile support and connect to remote-mounted 4" square junction boxes with approved 6' long, 3/4" flexible conduit "fixture whip" with grounding conductor bonded between conduit system and fixture.

                  (g)      Lamps

                           (i)      Furnish and install one complete set of
lamps for all installed fixtures as designated in fixture schedule, on drawings, or specified herein. All lamps shall be of proper design to fit specific fixture indicated. Lamps used during the construction period shall be replaced after "final inspection", as part of the final "punch list" work.

                  (h)      Raceways

                           (i)      Provide approved fire-proof sealant around
all conduit penetrations of floor slabs and fire walls.

                           (ii)     Install in all empty conduit systems with
suitable nylon pullstring and blank off to prevent entrance of foreign matter until conductors are installed.

                           (iii)    At motor connections, flexible connections,
or connections subject to vibration, use flexible galvanized conduit with PVC outer jacket with grounding conductor, not to exceed 18" total length.

                           (iv)     Conduit shall not be smaller than 1/2"
trade size and must be sized to accept conductors indicated.

                  (i)      Telephone, TV, and Computer Conduit System

                           (i)      Install conduits and backboards as shown on
drawings. Conduit shall be as previously specified with 3/4" as minimum size. Provide all conduits with pullwire. Backboards shall be 3/4" plywood painted light gray with fire-resistant paint.

                  (j)      Fiber Optic Cable System

                           (i)      All cabling shall be installed in a neat
and workmanlike manner. Minimum cable and unjacketed fiber bend radii as specified by cable manufacturer shall be maintained.

                           (ii)     Maximum pulling tensions as specified by
the cable manufacturer shall not be exceeded during installation. Post installation residual cable tensions shall be within cable manufacturer's specifications.

                           (iii)    Fiber optic cabinets, hardware, and cable
entering the cabinet shall be installed in accordance with manufacturers' instructions. Minimum cable and unjacketed fiber bend radii as specified by cable manufacturer shall be maintained.

                  (k) All equipment, installation, and wiring shall comply with acceptable industry specifications and standards for performance, reliability, and compatibility and be executed in strict adherence to local codes and standard practices.

                  (l) TV and Fiber Optic cable systems will be placed in the main telephone room on the ground floor. It will be up to the tenant to provide the hardware and cabling from that point into their space.

         7.7 Floor Covering. Building Standard carpeting or tile in one style and one color throughout the Premises.

                  (a)      Warranty - Carpet

                           (i)      Provide a standard, printed, non-prorated
warranty from the manufacturer. All warranty items to be full term, not prorated for the indicated period. If the product fails to perform as warranted when properly installed and maintained, the affected area will be repaired or replaced at the discretion of the manufacturer.

                  (b)      Installation

                           (i)      Apply carpet and adhesive in accordance
with manufacturers' instructions.

                           (ii)     Verify carpet match before cutting to
ensure minimal variation between dye lots.

                           (iii)    Join seams by sewing, hot adhesive tape
and/or hot welding method as recommended by the carpet manufacturer. Form seams straight, not overlapped or peaked, and free of gaps.

                           (iv)     Lay carpet tight and flat on subfloor, well
fastened at edges, with a uniform appearance. Provide monolithic color, pattern, and texture match within any one area.

                           (v)      Do not change run of pile in any room where
carpet is continuous through a wall opening into another room. Locate change of color or pattern between rooms under door centerline. Maintain direction of carpet pattern and texture.

                  (c)      Vinyl Tile Flooring

                           (i)      Lay flooring with joints and seams parallel
to building lines to produce symmetrical tile pattern. Begin pattern at room center.

                           (ii)     Install tile to basket weave pattern. Allow
minimum 1/2 full size tile width at room or area perimeter.

                           (iii)    Extend flooring into toe spaces, door
reveals, and into closets and similar openings. Extend flooring into ADA accessible cabinet(s) below sink(s). Terminate flooring at centerline of door openings where adjacent floor finish is dissimilar.

                           (iv)     Install edge strips at unprotected or
exposed edges, and where flooring terminates. Secure metal strips before installation of flooring with stainless steel screws.

                           (v)      Scribe flooring to walls, columns,
cabinets, floor outlets, and other appurtenances to produce tight joints.

                           (vi)     Install flooring in pan type floor access
covers. Maintain floor pattern.

                           (vii)    At accessible sink cabinets and at movable
partitions, install flooring without interrupting floor pattern.

                           (viii)   Install feature strips, edge strips, and
floor markings where indicated. Fit joints tightly.

         7.8 Vinyl Floor Base. 4" cove vinyl base on all walls in Building Standard color as required for Building Standard partitions.

         7.9 Ceiling Tile. Install ceiling tile from base building specification as required for Building Standard ceiling grid system.

                  (a)      Installation - Lay-in Grid Suspension System

                           (i)      Install suspension system in accordance
with ASTM C636 and manufacturer's instructions and as supplemented in this section.

                           (ii)     Install system capable of supporting
imposed loads to a deflection of 1/360 maximum. Attach all hangers to second floor fireproofing metal furring through fire rated drywall careful not to damage or penetrate fire rated drywall barrier.

                           (iii)    Locate system on room axis according to
reflected ceiling plan drawings.

                           (iv)     Install after major above ceiling
mechanical, electrical and plumbing work is complete. Coordinate the location of hangers with other work.

                           (v)      Hang suspension system independent of
walls, columns, ducts, pipes and conduit. Where carrying members are spliced, avoid visible displacement of face plane of adjacent members.

                           (vi)     Where ducts or other equipment prevent the
regular spacing of hangers, reinforce the nearest affected hangers and related carrying channels to span the extra distance.

                           (vii)    Do not support components on main runners
or cross runners if weight causes total dead load to exceed deflection capability. Support light fixture loads by supplementary hangers located at each corner; or support components independently.

                           (viii)   Do not eccentrically load system, or
produce rotation of runners.

                  (b)      Tolerances

                           (i)      Non-fire Rated Grid: ASTM C635,
intermediate duty; exposed T; double web; components die cut and interlocking.

                           (ii)     Grid Materials: Commercial quality cold
rolled steel with galvanized coating.

                           (iii)    Regular Grid Surface Width: 15/16 inch or
concealed DX suspension system (Bi-Parting Access). See List of Finishes.

                           (iv)     Grid Finish: White

                           (v)      Accessories: Stabilizer bars, clips,
splices, perimeter moldings and hold down clips required for suspended grid system.

                           (vi)     Support Channels and Hangers: Galvanized
steel; size and type to suit application and ceiling system flatness requirement specified.

                           (vii)    Hanger Wire: Galvanized carbon steel; soft
temper; prestretched; yield stress at least three time design load but not less than 12 gauge.

                  (c)      Installation - Acoustic Units

                           (i)      Install acoustic units in accordance with
manufacturer's instructions.

                           (ii)     Fit acoustic units in place, free from
damaged edges or other defects detrimental to appearance and function.

                           (iii)    Lay directional patterned units one way
with pattern parallel to longest room axis. Fit border trim neatly against abutting surfaces.

         7.10     Sprinkler System.

                  (a)      Design of Sprinkler System

                           (i)      Design of fire extinguishing sprinkler
systems shall be by hydraulic calculations for uniform distribution of water over the design area and shall conform to NFPA 13 and meet all required codes.

                           (ii)     Sprinkler Heads shall have nominal
0.50-inch orifice. Release element of each head shall be of the intermediate temperature rating or higher as suitable for the individual location which it is installed. Provide concealed head sprinklers for all sprinklers installed in finished walls and ceilings. Brass finish sprinklers may be used in unfinished areas.

                           (iii)    Location of Sprinkler Heads: Heads in
relation to the roof soffits and the spacing of sprinkler heads shall not exceed that permitted by NFPA 13 for light hazard occupancy.

                           (iv)     All piping must be held as high as
possible, sprinkler heads shall remain clear of column line locations.

                           (v)      Inspector's Test Connection: Provide test
connections for each sprinkler system or portion of each sprinkler system equipped with an alarm device and locate at the hydraulically most remote part of each system. Provide test connection piping to a location where the discharge will be readily visible and where water may be discharged without damage. A test connection shall be installed on the end of the most remote sprinkler pipe conforming to NFPA 13.

                           (vi)     Escutcheon Plates: Provide approved
one-piece or split-hinge type plates for piping passing through floors, walls, and ceilings in both exposed and concealed areas. Provide chromium-plated brass plates where pipe passes through finished walls and finished ceilings. Provide other plates of steel or cast iron with aluminum paint finish. Securely anchor plates in place with set screws or other approved positive means.

                           (vii)    As-Built (Record) Working Drawings: After
completion, but before final acceptance of the work, furnish a complete set of drawings of each sprinkler system for record purposes.

                           (viii)   Acceptance Test Report: After completion of
all testing and inspections, furnish a complete copy of all Inspection, Material, and Test Certificates for record purposes.

                  (b)      Products

                           (i)      General

                                    (A)      All equipment, devices, and
accessories shall be approved for fire protection use and shall be either UL listed or FM approved.

                  (ii)     Sprinklers

                           (A)     General

                                   1.  UL approved.

                                   2.  165 Temperature Rating.

                                   3. By one manufacturer, unless indicated or specified otherwise, and/or as approved by Architect.

                  (iii)    Pendant Heads:

                           (A)     Chrome plated finish concealed head.

                           (B)     Adjustable semi-recessed fusible link.

                           (C)     Escutcheon Plates:

                                   1.  One piece with 1/2" (maximum) depth.

                                   2.  Chrome plated finish.

                  (iv)     Upright Heads: Standard bronze finish, fusible link.

                  (v)      Sidewall Heads: Chrome plated finish.

                  (vi)     Schedule:

                           (A)     Pendant Heads: Areas with finished ceilings.

7.11     Mechanical System.

         (a)      HVAC Duct Work and Accessories

                  (i) Requirements of Regulatory Agencies: All work shall conform to the applicable requirements of the State, County and City codes and NFPA Standards. If in any part the plans and specifications conflict with the above codes, it shall be the responsibility of the Contractor to notify the Architect before the contract has been negotiated. In the event any conflict develops after the contract has been negotiated, it shall be the responsibility of the Contractor to conform with the above codes at no additional expense to Landlord and shall advise the Architect before making any changes.

                  (ii) Supply, return, and exhaust duct work shall be galvanized sheet steel. Fabricate sheet metal duct work in accordance with the duct manual and designed for the following minimum static pressures.

                  (iii) Noise produced at each diffuser, register, grille, or other air distribution device shall not exceed the noise criteria levels indicated below by occupancy, based on sound pressure levels in db referenced to 0.0002 microbars. Coordinate air distribution devices, sound attenuation measures, and equipment actually provided to insure that these design goals are not exceeded by the system installed.

                         (A)       Office Areas: NC35 noise criteria level.

                  (iv) Pressure drop across any air distribution device shall not exceed 0.15 in w.g. static pressure unless otherwise indicated.

                  (v) All changes made to the mechanical system must be reviewed by building management and building mechanical engineer.

         (b)      Submittals

                  (i) Shop Drawings and Product Data: Prior to placing any work submit a copy of manufacturer's product data including certification of compliance with the requirements specified herein to Landlord. Submittals shall include:

                         (A)       Grilles, Registers and Louvers
                         (B)       Dampers and Accessories
                         (C)       Duct Insulation
                         (D)       Flexible Duct and Connection Fittings
                         (E)       Variable Air Volume Boxes
                         (F)       Fan Terminal Units
                         (G)       Ventilation or Exhaust Air Fans
                         (H)       Fire Dampers

                  (ii)   Submit operation and maintenance data.

                  (iii) Include manufacturer's descriptive literature, operating instructions, and maintenance and repair data.

         (c)      Warranty

                  (i) Provide one-year manufacturer's parts warranty from date of system acceptance by the Architect.

         (d)      HVAC Duct Work

                  (i) Install all duct work in accordance with SMACNA standards. Install extractors and air balance dampers in all branch takeoffs to supply diffusers and elsewhere, as indicated or noted on the drawings. Paint inside of diffusers and duct visible through diffusers flat black.

                   (ii) Install flexible ducts with a minimum run and with a minimum of bends. No run shall exceed 8' and bends shall have a minimum radii of 1-1/2 times the diameter of the duct measured from the center line. Seal all joints and connections. Support flexible duct from building structure. Do not lay on light fixtures or ceiling.

                   (iii) Install all exposed duct work tight to slab unless otherwise noted.

         (e)       Duct Insulation

                   (i) Provide 2" thick flexible fiberglass duct insulation for all exposed galvanized steel supply air ductwork. Insulation shall have a flame-spread rating of not more than 25 and a smoke-developed rating of not more than 50 in accordance with NFPA 90A.

                   (ii)  Insulation shall be aluminum foil-backed type.

                   (iii) Insulation properties to ensure minimum "R" of 7.2 for all exposed steel supply air duct work.

                   (iv)  Installation of rigid fiberglass duct work insulation:

                         (A) Install insulation products in accordance with manufacturer's written instructions, and in accordance with recognized industry practices to ensure that insulation serves its intended purpose.

                         (B) Install insulation materials with smooth and even surfaces.

                         (C) Clean and dry duct work prior to insulating. Butt insulation joints firmly together to ensure complete and tight fit over surfaces to be covered.

                   (v) Maintain integrity of vapor-barrier on duct work insulation, and protect it to prevent puncture and other damage.

         (f) Ductwork Accessories (shall match Building Standard in type and manufacturer)

                   (i) Manual Volume Dampers: Shall be constructed of galvanized steel with zinc-plated hardware. Provide locking quadrant damper operators.

                   (ii) Turning Vanes: Shall be double thickness with 24-gauge rails and hollow vanes,

                   (iii) Access Doors: Shall be 12" x 10" except access doors in ducts less than 22" wide shall be 12" x 4" less than the duct width. All access doors shall be hinged, latched with a Ventlock No. 90 sash type latch and be fitted with a rubber gasket to insure a leak-tight fit. Access doors on insulated ducts shall be double-faced with insulation between the sheet metal door faces.

                  (iv) Fire Dampers: Fire dampers shall be UL labeled, multiple blade curtain type in accordance with NFAP 90A requirements. Damper blades shall be held in place by 165 F fusible link and shall stack out of air stream on all sides. Dampers shall be Ruskin Model DIBD 20 and DIBD 2CO, or equal; and installation shall comply with the UL Installation Data Sheets furnished with the dampers.

                  (v) Equipment, Piping and Duct Hangers: Provide all required angles, brackets, clamps, anchors, braces, frames, rods and other miscellaneous steel items as necessary for support of equipment, piping and duct work specified herein. Support attachment shall not damage the integrity of the structural member to which it is attached. Support shall be in accordance with SMACNA duct manual.

                  (vi) Flexible Ductwork: Shall be UL listed when tested in accordance with UL-181, Class I-Standard for Safety of Air Ducts. Duct insulation resistance shall be a minimum of R-6. Flexible duct shall not be less than 4' in length or exceed 8' in length for any individual runout, and shall be supported to prevent collapse or movement. Sections of flexible duct shall not be connected end-to-end.

                  (vii) Acoustical Duct Liner: Line all sheet metal return air plenum connections to the air handling units.

                         (A) Duct Liner: Shall be 2" thick, three lb. density fiberglass duct liner with the surface in contact with moving air stream stabilized with black pigmented neoprene. Duct liner shall comply with requirements of NFPA 90A with regard to flame spread and smoke developed ratings.

                   (viii) VAV Units and Pan Terminal Units - Intermittent Fan

                         (A) Additional VAV units and FTU's shall match building standard in type and manufacturer.

                         (B)       Penetration of Building Elements:

                                   1. Where fire dampers or smoke dampers are
                   required, provide angles in accordance with the Duct Manual and NFPA Standard No. 90A. Maintain the fire rating of the penetrated building element at all fire dampers.

                                   2. Where no fire dampers are required
                   provide a snug-fitting 1-1/2" by 1-1/2" 20-gauge galvanized sheet metal angle around each duct. Apply a bead of UL approved fire-rated sealant caulking between angle and building surface, and secure angle to surface. Where the opening size or shape is such that these 1-1/2" angles will not completely close the opening, first install a flat closure plate of 20-gauge galvanized sheet metal over a bead of caulking, and install the angles to this plate. Where one side of the penetration is concealed from view, only the exposed side need be closed. Where both sides are concealed from view, only one side need be closed. On the top side of floor or roof penetrations, use support angles plus supplemental matching angles to close the opening instead of the 20-gauge sheet metal angles specified above.

                   (ix) Screened Openings: Where screened openings are called for on the drawings, fabricate them of 1" mesh aluminum wire 0.063" in diameter with 1-1/4" x 1-1/4" x -" angle iron frames.

                   (x) Furnish and install all duct supports including anchors, hangers, and all miscellaneous structural steel not specifically shown on the contract drawings, but required to properly support the ductwork. Support components shall be attached to the structural steel or masonry without damaging the integrity of the existing structure. Duct work hangers shall comply with "Duct Manual".

                   (xi) Install all duct work up tight to structure above. All duct transitions shall be made upward to maintain duct work tight to structure above.

                   (xii) Flexible duct work shall be secured with stainless steel clamps.

                   (xiii) Provide access doors at all fire dampers.

                   (xiv) Provide flexible connections immediately adjacent to equipment in ducts associated with fans and motorized equipment.

                   (xv)   Variable Air Volume Terminals:

                          (A) Install air terminals as indicated, and in accordance with manufacturer's installation instructions.

                          (B) Install each unit level and accurately in position indicated in relation to other work, and maintain sufficient clearance for normal service and maintenance, but in no case less than that recommended by manufacturer.

                          (C) Upon completion of installation and prior to initial operation, test and demonstrate that air terminals, and duct connections to air terminals, are leak-tight.

Building Standard items shall be determined by Landlord's architect, subject to the applicable terms and provisions of this Lease. Building Standard exit lighting, emergency lighting, and fire and safety equipment required by applicable codes placed in the Building's Common Areas shall be furnished by Landlord.

Deliveries must be arranged with Landlord. Contractor is responsible for protecting Common Areas including elevators and stairwells. Shut down of building systems must be coordinated with Landlord (water, fire sprinkler, HVAC, etc.).

Any core drillings, jack hammering, demolition, masonry cutting, etc., must be coordinated with Landlord.

Deliveries made before 8:30 a.m., after 5:00 p.m., Saturdays, Sundays or holidays must obtain special permission from Landlord.

"TENANT"                             "LANDLORD"

TRITON NETWORK SYSTEMS, INC.         GRAN CENTRAL CORPORATION

By: /s/ [ILLEGIBLE]                  By: /s/ [ILLEGIBLE]
---------------------------------    -----------------------------------

Title: President                     Title: As Agent
---------------------------------    -----------------------------------

Address:                             Address: c/o CNL Corporate Properties, Inc.
                                              455 South Orange Avenue, Suite 400
                                              Orlando, Florida 32801
                                              Attention: Toby Arnheim

Attention:
---------------------------------

                              ANNEX A TO EXHIBIT C

                      SCHEDULE OF SUBMISSIONS AND APPROVALS


       ITEM                                                DEADLINE
       ----                                                --------
(1)    Preparation of Space Plan by Tenant and             Five (5) business days after the
       submission to Landlord                              complete execution and delivery of
                                                           the Lease

(2)    Preparation of Final Plans by Tenant and            Ten (10) business days after the
       submission to Landlord                              complete execution and delivery of
                                                           the Lease

                                    EXHIBIT D

                             RULES AND REGULATIONS

         1. Tenant shall not obstruct the sidewalks, entry passages, corridors, halls, elevators or stairways, or use them for any purpose other than ingress and egress. Tenant shall not cover or obstruct the floors, or skylights and windows which reflect or admit light into any place in the Building in which the Premises are located. Nothing shall be thrown by Tenant, its agents, employees or contractors out of the windows or doors, or down the passages of the Building. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances, shall be thrown therein. The cost of repairing any damage resulting to any water apparatus, or to associated systems from the misuse of same by Tenant, its agents, employees or contractors, shall be paid by Tenant.

         2. Tenant shall not inscribe, paint, or affix any advertisement or other notice to any part of the outside or inside of the Building, except upon the doors of the Premises. Any advertisement or other notice placed upon the doors of the Premises shall be of such order, size and style, and at such places as shall be designated by Landlord. Signage, at the entrance of the Premises, identifying Tenant as a tenant of the Building, will be provided by Landlord in accordance with the signage provisions of this Lease.

         3. Tenant shall not do or permit to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building or the Property, (only artificial and fire resistant Christmas trees and/or decorations are permitted), or obstruct or interfere with the rights of other Tenants, or in any way injure or annoy them, or conflict with any of the rules and ordinances of the Board of Health. Tenant, its agents, employees and contractors shall maintain order in the Building, shall not make or permit any improper or offensive noise within the Premises or the Building, shall not permit any noxious or offensive odors to permeate any of the common areas of the Building or Project, and shall not interfere in any way with other tenants rights of quiet enjoyment or the rights of quiet enjoyment of those having business with other tenants of the Building. No rooms shall be occupied or used as sleeping lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquors shall be sold in said Building.

         4. Tenant shall not employ any persons, other than Landlord's janitors (who will be provided with passkeys to the offices), for the purposes of cleaning or taking charge of the Premises.

         5. Tenant shall strictly comply with any and all regulations set forth by Landlord for the operation, maintenance and management of the parking areas adjacent to the Building or buildings in which the Premises are contained.

         6. No animals, birds, bicycles or other vehicles, or other obstructions, shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building.

         7. No painting shall be done, nor shall any alterations be made to any part of the Building by erecting or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord or its agent. Landlord requires Tenant to monitor all installation of communications and other non-electrical wiring to ensure that all installed wiring is of a plenum-rated type and that all relevant building and fire codes concerning plenum-rated wiring are maintained by the installer. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order, under the direction and to the satisfaction of Landlord or its agents, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises.

         8. Only two keys for each office within the Premises will be furnished to Tenant without charge. No additional locks or latches shall be put upon any door without the consent of Landlord. Tenant, at the termination of this Lease, shall return to Landlord all keys to doors in the Building and Premises.

         9. Landlord, in all cases, reserves the right to prescribe the maximum weight, and the location of iron safes or other heavy articles placed in the Premises.

         10. The use of burning fluid, camphor, alcohol, benzene, kerosene or anything except or electricity for lighting the Premises, is prohibited. No offensive gases or liquids are permitted in the Premises or in the Building.

         11. Tenant, at its own expense, and only with Landlord's consent, shall install window blinds or window covering, the shape, color and material of which must be prescribed by Landlord. No awning shall be placed on the Building.

         12. In accordance with local governmental law, the Building is a "No Smoking" building, and smoking cigarettes, cigars, pipes, or any other type of smoking instrument by anyone in any portion of the Building is strictly prohibited. As an accommodation to tenants of the Building, Landlord may from time to time designate certain portions of the Property as areas where smoking is permitted ("Smoking Areas"). Smoking is not permitted on any portion of the Property other than Smoking Areas designated by Landlord. The designated Smoking Areas may be relocated or eliminated entirely by Landlord at any time, in Landlord's sole discretion. Littering is strictly prohibited on all portions of the Property, including but not limited to the Smoking Areas.

                                  EXHIBIT "E"

                                OPTION TO RENEW

         A. Landlord hereby grants Tenant the option to renew the term of this Lease for one (1) additional term of five (5) years (the "Renewal Term"), commencing as of the date immediately following the expiration of the Lease Term, such option to be subject to the covenants and conditions hereinafter set forth in this Exhibit.

         B. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its renewal option not later than twelve (12) months prior to the expiration of the Lease Term; provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render this renewal option null and void.

         C. Tenant shall not be permitted to exercise this renewal option at any time during which Tenant is in default under this Lease, subject to applicable notice and grace periods (if any). In the event Tenant fails to cure any default under this Lease prior to the commencement of the Renewal Term, subject to applicable notice and grace periods, the Renewal Term shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the Lease Term.

         D. Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of the Renewal Term, subject to any other repair and maintenance obligations of Landlord under this Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of this Lease.

         E. The covenants and conditions of this Lease in force during the original Lease Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Term, except as follows:

             (1) The "Commencement Date" for the purposes of this Lease shall be the first day of the Renewal Term.

             (2) The "Base Rental" for the Renewal Term shall be at market rate in the renewal year, but in no event shall such rate be less than the Base Rental for the year immediately preceding the first year of such Renewal Term.

             (3) Following expiration of the Renewal Term as provided herein, Tenant shall have no further right to renew or extend this Lease.

             F. Tenant's option to renew this Lease shall not be transferable by Tenant, except in conjunction with a permissible assignment of Tenant's interest in this Lease in accordance with the applicable provisions hereof.

                                     [LOGO]
                         CNL CORPORATE PROPERTIES, INC.


Mr. Brian Andrew
April 21, 1998
Page 2

New Rental Schedule:

Year (1) $19.04 p.r.s.f.
Year (2) $19.54 p.r.s.f.
Year (3) $20.06 p.r.s.f.
Year (4) $20.60 p.r.s.f.
Year (5) $21.16 p.r.s.f.

Additionally, the costs associated with the completion of the Lab areas in the Triton premises have not been fully determined. Once these costs are determined, we will get together to agree how those costs shall be paid for by Triton.

Thank you in advance for your prompt attention to this matter.


Sincerely

/s/ Damien Madsen
------------------------
Damien Madsen
Senior Marketing Manager

DM/mjv

Cc: Toby Arnheim

Accepted and agreed to this 21 day of April 1998.


/s/ Brian Andrew
------------------------
Brian Andrew
President and CEO
Triton Network Systems, Inc.

                                     [LOGO]
                         CNL CORPORATE PROPERTIES, INC.

April 21, 1998

Mr. Brian Andrew                                                   VIA FACSIMILE
President and CEO                                                 (407) 903-0999
Triton Network Systems, Inc.
7547 Commerce Center Drive
Orlando, Florida 32819

RE:      8529 SouthPark Circle 1 Office Building one
         Gran Park at SouthPark
         Orlando, Florida

Dear Brian:

Pursuant to the lease agreement between Gran Central Corporation as Landlord and Triton Network Systems, Inc. as Tenant at the above referenced project, I have attached a summary of the costs associated with the Tenant Improvements for the premises. Please review the attached Exhibit "Am".

Below I have summarized, for your review, the costs associated with the Tenant Improvements relative to the allowance that was provided to Triton in the Lease.

Total Below Ceiling Cost:             $12.22 per rentable square foot (p.r.s.f.)
Total Tenant Allowance:               $15.00 p.r.s.f.
                                      ---------------
                                      $ 2.78 p.r.s.f. (credit)
Total Costs Outside of
Tenant Allowance:                     $ 5.46 p.r.s.f.
Less Credit:                          $(2.78) p.r.s.f.
                                      ---------------
                                      $ 2.68 Due from Triton

The total due from Triton is $2.68 p.r.s.f. or $99,438,72. The Landlord has agreed to amortize this into the rental obligation outlined in the Lease. This would add $0.54 p.r.s.f. to the rental obligation which is reflected in the schedule outlined below. If this is acceptable to you, please acknowledge your approval and acceptance by signing in the space provided below. Once this letter is executed by you, construction for the Triton Premises shall commence immediately. An amendment to the lease shall be forthcoming.

                                  EXHIBIT "A"

Triton Network Systems                                                   4/21/98
Cost Per Square foot Analysis
Based on 37,104 S.F.

                                          Construction
     Description of Work                    Estimate                  S/SQF
     ---------------------------------    ------------                -----
     Above Ceiling
 1.  HVAC                                       61,035                 1.64
 2.  Fire sprinkler system                      14,100                 0.38
 3.  Lighting                                   69,000                 1.86
 4.  Acoustical ceiling                         41,250                 1.11
                                          ------------                -----
                              Total            185,385                 5.00
     Below Ceiling
 5.  Doors, frames, hardware                    23,770                 0.64
 6.  Glass and glazing                           7,845                 0.21
 7.  Drywall partitions                         74,528                 2.01
 8.  Flooring                                   66,224                 1.78
 9.  Painting and wall covering                 19,180                 0.52
10.  Fire alarm                                  4,850                 0.13
11.  Electrical                                100,537                 2.71
12.  Miscellaneous items                        12,195                 0.33
13.  Permitting                                  7,678                 0.21
14.  General Conditions                      40,175.36                 1.08
15.  Contractor's profit                     21,694.69                 0.58
                                          ------------                -----
                              Total            378,677                10.21

     Construction Cost                         564,062                15.20
                                          ============                =====

     Soft costs:
     ---------------------------------
16.    Management fee                           27,500                 0.75
17.    Construction documents                   44,400                 1.20
18.    Contingency                            2,500.00                 0.08


     Soft Cost total                            75,000                 2.02
                                          ============                =====
     Standard Tenant Improvement Total         639,062                17.22
                                          ============                =====

     Items outside of tenant allowance
     ---------------------------------
19.  Millwork                                   21,433                 0.58
20.  Plumbing                                    4,230                 0.11
21.  Glazing (4 glass doors)                    10,670                 0.29
22.  Flooring                                   25,310                 0.68
23.  Painting and wall covering                  9,465                 0.26
24.  Lighting                                   38,979                 1.05
25.  HVAC                                       14,030                 0.38
26.  Pre-action sprinkler system                 4,000                 0.11
27.  Fire alarm system for pre-action system     5,125                 0.14
28.  Cable tray                                  7,000                 0.19
29.  Dimming package                            18,000                 0.49
30.  Audio/Visual package                          300                 0.01
31.  Conduit system for data                    11,079                 0.30
32.  Addl. elec. panel and switch gear           4,000                 0.11
33.  Power for split system                        375                 0.01
34.  Power for addl. VAV boxes                   1,200                 0.03
35.  Floor boxes in lieu of power poles          5,000                 0.13
36.  General conditions                         14,417                 0.39
37.  Contractor's profit                         7,785                 0.21

     Items outside total                       202,419                 5.46
                                          ============                =====
     Total Tenant Cost                    $    641,481                22.68
                                          ============                =====